EXHIBIT 10.19

INDUSTRIAL SPACE LEASE AGREEMENT

BETWEEN

OAKMONT INDUSTRIAL GROUP I, L. P.,
a Georgia Limited Partnership

AND

GARDEN FRESH RESTAURANT CORP.,
a Delaware corporation

BASIC LEASE INFORMATION

Lease Date	May 31, 2001

Landlord	Oakmont Industrial Group I, L.P., a Georgia limited partnership

Tenant	Garden Fresh Restaurant Corp., a Delaware corporation

Building Address	1325 Chastain Road, Kennesaw, Georgia 30144

Premises	Approximately 32,040 square feet of Rentable Area located in the Building

Permitted Use	Office, Warehouse and Food and Product Distribution

Lease Term	Eighty-Four (84) Months

Commencement Date	July 1, 2001

Expiration Date	June 30, 2008

Rentable Area of Building	241,100 square feet

Rentable Area of Premises	32,040 square feet

Tenant’s Percentage Share	13.29 percent

Base Rental (per annum per sq. ft. of Rentable Area of Premises)
$3.50 for the first year of the Lease Term with annual increases effective as of each anniversary of the Commencement Date in an amount equal to the lesser of: (i) three percent (3%) or (ii) two hundred percent (200%) of the increase in the Price Index, as defined in Exhibit “E,” occurring during the preceding year of the Lease Term (See Special Stipulation #1 of Exhibit “E”).

Security Deposit	$18,690

Landlord’s Address	For Notices:

OAKMONT INDUSTRIAL GROUP I, L.P.
Suite 365
3520 Piedmont Road
Atlanta, Georgia 30305
Attn: Stephen L. Nelsen

Tenant’s Address	Prior to and following Rental commencement date:

17180 Bernardo Center Drive
San Diego, California 92128
ATTN: Kathleen E. Salerno

Tenant’s Broker	CB Richard Ellis

Exhibits	EXHIBIT “A”:	Floor Plan(s)

	EXHIBIT “B”:	Memorandum of Commencement of Rental

	EXHIBIT “C”:	Rules and Regulations

	EXHIBIT “D”:	Subordination, Non-Disturbance and Attornment Agreement

	EXHIBIT “E”	Additional Provisions

	EXHIBIT “F”	Work Agreement

	EXHIBIT “G”	Form Landlord Lien Subordination

Landlord’s Contribution	Not Applicable

Where references to particular Basic Lease Information appear in the Lease, such references shall incorporate the applicable Basic Lease Information set forth herein.

LANDLORD: OAKMONT INDUSTRIAL GROUP I, L.P., a Georgia limited partnership

By:	Oakmont Industrial Group, LLC, a Georgia limited liability company, its general partner

	By:	/s/ [ILLEGIBLE]
	Its:	Exec. VP

[SEAL]

TENANT:

GARDEN FRESH RESTAURANT CORP., a Delaware corporation

By:	/s/ [ILLEGIBLE]

Its:	CEO President

Attest:

By:	/s/ [ILLEGIBLE]

Its:	CFO Secretary

[CORPORATE SEAL]

[SEAL OF GARDEN FRESH RESTAURANT CORP.]

INDUSTRIAL SPACE LEASE AGREEMENT
TABLE OF

PARAGRAPHS		PAGE
1.	Definitions
2.	Term; Completion of Improvements
3.	Rental
4.	Use
5.	Services
6.	Personal Property Taxes
7.	Alterations
8.	Liens
9.	Repairs
10.	Destruction or Damage
11.	Insurance
12.	Release and Subrogation
13.	Tenant’s Personal Property
14.	Indemnification
15.	Compliance with Legal Requirements
16.	Assignment and Subletting
17.	Signs
18.	Rules
19.	Entry by Landlord
20.	Environmental Matters
21.	Landlord’s Lien
22.	Events of Defaults
23.	Remedies
24.	Landlord’s Right to Cure Defaults
25.	Attorney’s Fees
26.	Landlord’s Default
27.	Eminent Domain
28.	Subordination
29.	No Merger
30.	Sale
31.	Estoppel Certificate
32.	No Light, Air or View Easement
33.	Holding Over
34.	Abandonment
35.	Security Deposit
36.	Waiver
37.	Notices
38.	Complete Agreement
39.	Corporate Authority
40.	Landlord Liability
41.	Quiet Enjoyment
42.	Force Majeure
43.	Certain Rights Reserved to Landlord
44.	Bankruptcy Matters
45.	Americans With Disabilities Act
46.	Miscellaneous
47.	Broker Representation
48.	Financial Reports
49.	Exhibits; Additional Provisions

INDUSTRIAL SPACE LEASE AGREEMENT

THIS INDUSTRIAL SPACE LEASE AGREEMENT (hereinafter referred to as the “Lease”), dated as of May 31, 2001 (for the purpose of reference only), is made and entered into by and between OAKMONT INDUSTRIAL GROUP I, L.P., a Georgia limited partnership (hereinafter referred to as “Landlord”), and GARDEN FRESH RESTAURANT CORP., a Delaware corporation (hereinafter referred to as “Tenant”);

WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the term of this Lease and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

1.	Definitions	For the purposes of this Lease and in addition to the terms defined elsewhere in this Lease, the following defined terms shall have the meanings ascribed thereto in this Paragraph 1:

1.01 “Additional Rental” shall mean the sums payable pursuant to subparagraph 3.01(b) of this Lease.

1.02 “Base Rental” shall mean the sums payable pursuant to subparagraph 3.01 (a) of this Lease.

1.03 “Intentionally Omitted.”

1.04 “Building” shall mean the land and other real property located at the address set forth in the Basic Lease Information, the building constructed thereon, and all other improvements on or appurtenances to said real property.

1.05 “Common Area” shall mean those areas and parts of the Building intended for the common use and/or benefit of all occupants of the Building, including among other facilities, shared use stairs, common corridors, common restrooms, parking areas (excluding, however, any reserved or designated parking areas), shared use sidewalks, shared use driveways, shared use service areas, shared use trash dumpsters, common loading areas, and landscaped areas, as such areas exist from time to time.

1.06 “Default Rate” shall mean a rate per annum equal to the lesser of (i) the Prime Rate plus three (3) percentage points or (ii) the highest rate of interest permitted by law.

1.07 “Insurance Expenses” shall mean all costs and expenses incurred by Landlord for all hazard, public-liability, and property damage insurance attributable to Building procured by Landlord in its sole and reasonable discretion.

1.08 “Premises” shall mean the portion of the Building which is highlighted or cross-hatched on the floor plan(s) attached hereto as Exhibit “A” and by this reference made a part hereof.

1.09 “Prime Rate” shall mean the prime rate or its equivalent announced and in effect from time to time by the Atlanta office of the Bank of America or its successor.

1.10 “Rentable Area” of the Premises and of the Building is stipulated by Landlord and Tenant to be the respective number of square feet set forth for each in the Basic Lease Information.

1.11 “Real Estate Taxes” shall mean all real estate taxes and assessments levied against, in respect to, or attributable to the Building or any other tax levied against Landlord as a substitution for, or in lieu of, any tax which would otherwise constitute a real estate tax or a specific tax on rentals from the Building, plus the cost of real estate tax consultants hired by Landlord in an effort to reduce the tax or assessment on which any tax provided for in this paragraph is based, plus the cost, including attorneys’ and appraisers’ fees, of any negotiation, contest, or appeal pursued by Landlord in an effort to reduce the tax or assessment on which any tax provided for in this Paragraph is based. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant’s liability for the payment of the tax consultants fees shall be limited to the following: Tenant shall reimburse Landlord for up to $500.00 per year for the subject tax consultants base fee and shall reimburse Landlord for the percentage fee earned by the subject tax consultants based on the realized tax savings. Furthermore, Landlord acknowledges and agree that in the event Landlord is dissatisfied with the results of the initial contesting of the subject taxes by the tax consultants, and Landlord desires to further pursue the contesting thereof through legal action, then, in such event, Tenant shall only be responsible for the costs of the appeal thereof in the event Tenant consents to the appeal thereof, such consent not to be unreasonably withheld or delayed.

1.12 “Rental” shall mean, collectively, Base Rental, Additional Rental and all other sums payable by Tenant to Landlord which are deemed or designated Rental, additional rent or rent pursuant to the terms of this Lease.

1.13 “Tenant’s Percentage Share” shall mean the percentage figure specified in the Basic Lease Information. Landlord and Tenant acknowledge that Tenant’s Percentage Share has been obtained by dividing the Rentable Area of the Premises by the total Rentable Area of the Building, and multiplying such quotient by 100. In the event Tenant’s Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises, Tenant’s Percentage Share shall thereafter mean the result obtained by dividing the new Rentable Area of the Premises by the total Rentable Area of the Building and multiplying such quotient by 100, and for the purposes of Paragraph 3 of this Lease, Tenant’s Percentage Share shall be determined on the basis of the number of days during such calendar year at each such percentage share.

2.	Term; Completion of Improvements
2.01 The term of this Lease shall commence on the Commencement Date and, unless sooner terminated as hereinafter provided, shall end on the Expiration Date, as such dates are respectively specified in the Basic Lease Information. In relation to the foregoing, Landlord agrees to allow Tenant to enter into the Premises prior to the Commencement Date to allow for Tenant’s construction of the Tenant Improvements, as hereinafter defined. Landlord agrees to make the Premises available to Tenant for such entry immediately following Landlord’s and Tenant’s agreement on the Approved Plans and Specifications, as hereinafter defined. With respect thereto, Tenant and Landlord acknowledge and agree that all terms and conditions of this Lease shall be and remain in full force and effect from and after the date of Tenant’s initial entry into the Premises, provided, however, Additional Rental and Base Rental shall not be due and owing until such time as provided for under Section 2.02 below. In the event Tenant elects to enter the Premises early for the purpose of completing the Tenant Improvements, Tenant agrees that neither it nor its contractors or subcontractors will, in any manner, interfere with Landlord’s completion of the Landlord Improvements, as hereinafter defined. In addition to the above, Landlord acknowledges and agrees that, in the event Tenant completes the construction of its Tenant Improvements prior to the Commencement Date, Tenant shall have the right to commence conducting its business operations from the Premises at that time; provided, however, such early commencement of operations shall not change the Commencement Date or the Expiration Date of the Lease.

2.02 Base Rental and Additional Rental shall begin to accrue on the Commencement Date. Upon the request of Landlord, Tenant shall execute a memorandum confirming such commencement date of Base Rental and Additional Rental in the form attached hereto as Exhibit “B” and by this reference made a part hereof. Notwithstanding any other provision contained herein to the contrary, in the event the Additional Rental or Base Rental commencement dates, as provided for in the Memorandum of Commencement of Rental, differs from those dates provided for in the body of this Lease, for any reason whatsoever, the dates contained in said Memorandum of Commencement of Rental shall prevail. The first year of the Lease Term shall run from said Base Rental commencement date through that date which is one (1) year following said Base Rental commencement date.

2.03 Taking of possession by Tenant, for the purposes of commencing construction on the Tenant Improvements, shall be deemed conclusively to establish that the Premises are in good and satisfactory condition, as of when possession was so taken, subject, however, to only (i) punchlist items for the Landlord Improvements (which punchlist items must be identified within ten (10) days of substantial completion of such Landlord Improvements), and (ii) latent defects, if any, identified by Tenant in writing to Landlord within one year of the Commencement Date. Notwithstanding the foregoing, Landlord represents and warrants that the heating, ventilation and air conditioning system as well as the plumbing and electrical systems shall be operational as of the Commencement Date. In relation thereto, Tenant must advise Landlord of any components of such heating, ventilation, air conditioning, plumbing or electrical systems which Tenant finds not to be operational as of the Commencement Date within thirty (30) days following the Commencement Date. In the event Tenant fails to provide Landlord any such notice, Tenant shall be deemed to have accepted said heating, ventilation, air conditioning, plumbing and electrical systems as being operational as of the Commencement Date. Furthermore, Landlord hereby agrees that in the event any existing component(s) of either the plumbing system, electrical system or heating, ventilation or air-conditioning system serving the Premises which were in place prior to Tenant’s construction of the Tenant Improvements are in need of repair at anytime during the first year of the Lease term, then, Tenant shall only be responsible for the payment of the first $500.00 of the costs of each such repair, with Landlord being responsible for the payment of the costs of each such repair exceeding $500.00 during said first year of the Lease term. Tenant acknowledges that no representations as to the improvement or repair of Premises have been made by Landlord, unless such are expressly set forth in this Lease.

3.	Rental	3.01 Tenant shall pay to Landlord throughout the term of this Lease, as rental for the Premises, the following sums:

		(a	)
The Base Rental due hereunder shall be due and owing annually; provided, however, said Base Rental shall be paid in equal monthly installments of one-twelfth (1/12th) of the product of (i) the number of square feet of Rentable Area of the Premises as specified in the Basic Lease Information, and (ii) the applicable square foot rate specified in the Basic Lease Information as the “Base Rental”.

		(b	)
In addition to the Base Rental payable pursuant to subparagraph 3.01 (a), for each calendar year of the term of this Lease, Tenant, as Additional Rental, shall pay Tenant’s Percentage Share, as specified in the Basic Lease Information, of each of (i) the Common Area maintenance and operation expenses (the “CAM Expenses”) and (ii) Landlord’s Real Estate Taxes and Insurance Expenses for such calendar year. CAM Expenses shall include all costs of Landlord in the operation, management, and maintenance of the Common Area, the manner and expenditures thereof to be in the sole discretion of Landlord. Such CAM Expenses shall include, but shall not be limited to, expenses incurred for water, sewer, landscape maintenance and irrigation, general maintenance and services, lighting, painting, cleaning, policing, inspecting, repair and replacement and management fees. In relation to the foregoing, Landlord acknowledges and agrees that the management fees it may charge a component of

CAM Expenses shall not exceed five percent (5%) of the gross revenues it receives from leases for space within the Building. In addition, the CAM Expenses shall include all costs and expenses of Landlord incurred in relation to the general maintenance of the roof of the Building. However, CAM Expenses shall not include costs associated with the replacement of the roof or the costs of those repairs thereto which are structural in nature as opposed to non-structural repairs such as patching, the repairing of flashing and the like. Prior to, or within a reasonable period of time following, the commencement of the term of this Lease, Landlord shall give Tenant written notice of Landlord’s estimate of the amount of Additional Rental per month payable pursuant to this subparagraph 3.01(b) for the period from the commencement of the term of this Lease through the immediately following December. Thereafter, the Additional Rental payable pursuant to this subparagraph 3.01(b) shall be determined and adjusted in accordance with the provisions of subparagraph 3.02. In relation to the foregoing, Landlord acknowledges that it has provided Tenant an estimate of (x) CAM Expenses of twenty-eight cents (.28) per square foot per year for the year 2001, (y) Insurance Expenses of two cents (.02) per square foot per year for the year 2001, and (z) Real Estate Taxes of twenty-seven cents (.27) per square foot per year for the year 2001; provided, however, Tenant acknowledges and agrees that said amounts are only Landlord’s good faith estimates, and the actual amounts of CAM Expenses, Insurance Expenses and Real Estate Taxes may vary from said estimated amounts.

3.02 The determination and adjustment of Additional Rental contemplated under subparagraph 3.01(b) shall be made in accordance with the following procedures:

(a)
During December of each calendar year during the term of this Lease, or as soon after each such December as practicable, Landlord shall give Tenant written notice of its estimate of Additional Rental payable under subparagraph 3.01(b) for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amount together with the Base Rental.

(b)
In the event Landlord’s notice set forth in subparagraph 3.02(a) is not given in December, until the calendar month after such notice is delivered by Landlord Tenant shall continue to pay to Landlord monthly during the ensuing calendar year estimated payments equal to the amounts payable during the calendar year just ended. Upon receipt of any such post-December notice, Tenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Landlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rental is greater than the monthly installment of the estimate for the previous calendar year, pay to Landlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

(c)
If at any time or times it appears to Landlord that the amount payable under subparagraph 3.01(b) for the current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord may revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. Failure to deliver an estimate of Additional Rental payable under this Paragraph 3 or to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord’s right to collect the full amounts of Additional Rental.

(d)
Within one hundred twenty (120) days after the close of each calendar year or as soon after such one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the adjustment to be made pursuant to subparagraph 3.01(b) for the calendar year just ended certified by Landlord, and such statement shall be final and binding upon Landlord and Tenant absent manifest error. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for the calendar year just ended previously made by Tenant, Landlord shall credit such excess to the next payments of Rental coming due or, if the term of this Lease is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant’s performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). If on the basis of such statement Tenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. If Tenant wishes to dispute the determination of Additional Rental due under this Lease or the calculation of any amount payable hereunder, Tenant shall give Landlord written notice of such dispute within thirty (30) days after the receipt of notice from Landlord giving rise to the dispute. Promptly after the giving of such written notice, Landlord shall meet with Tenant and shall allow Tenant’s representatives to examine Landlord’s books and records with respect to the subject matter of the dispute in Landlord’s offices within ninety (90) days after such notice of dispute, in an attempt to reconcile any outstanding disputes. If such efforts do not succeed, Tenant may, at its election, cause to be made a complete audit of Landlord’s records relating to the matter in dispute by independent certified accountants to be selected by Tenant. Tenant agrees that the certified accountant(s) performing such audit shall be compensated on the basis of hourly fees and not on a contingency or percentage basis. Furthermore, Tenant agrees to keep the results of any such audit collected by Tenant confidential. The cost of such audit shall be borne by Tenant; provided, however, in the event the audit reveals that Tenant was overcharged by more than seven percent (7%) for the immediately preceding calendar year, then, in such event, Landlord shall pay for Tenant’s reasonable out-of-pocket cost for the audit up to a maximum of One Thousand and No/100 dollars ($1,000.00). If such audit reveals that the amounts previously shown by Landlord were incorrect, and Tenant was overcharged, then, Landlord shall promptly (not to exceed 30 days) return to Tenant any overpayment. Notwithstanding the pendency of any dispute hereunder, Tenant shall make payments based upon Landlord’s determination or calculation until such determination or calculation has been established hereunder to be incorrect.

(e)
For partial calendar years during the term of this Lease, the amount of Additional Rental payable pursuant to subparagraph 3.02(d) that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Lease to 365. The expiration or termination of this Lease shall not affect the obligations of Tenant and rights of Landlord pursuant to subparagraph 3.02(d) which remain to be performed after such expiration or termination, Landlord and Tenant agreeing that said obligations and rights shall survive such expiration or termination.

(f)
Notwithstanding any other provision contained herein to the contrary, Landlord acknowledges and agrees that for purposes of determining Additional Rent, CAM Expenses (exclusive of the Non-Capped CAM Expenses, as hereinafter defined) for any calendar year shall not be increased over the amount of CAM Expenses (exclusive of Non-Capped CAM Expenses) during the calendar year in which the term of this Lease commences by more than seven and one-half percent (7 ½%) per year on a cumulative basis, compounded annually. For example, if CAM Expenses (exclusive of Non-Capped CAM Expenses) during the calendar year in which the term of this Lease commences were $100,000, the cap on CAM Expenses (exclusive of the Non-Capped CAM Expenses) for the fourth full calendar year would be $133,546.91 (100,000 x 1.075 x 1.075 x 1.075 x 1.075). It is understood and agreed that there shall be no cap on Non-Capped CAM Expenses, which are hereby defined to mean utility costs and repair and replacement costs.

3.03 The first full calendar month Base Rental payment along with the Security Deposit, if applicable, shall be due and payable upon execution of this Lease. Thereafter, Base Rental and Additional Rental shall be paid to Landlord, in advance, on or before the first day of the term hereof (with Tenant being given appropriate credit for its prepayment of the first full calendar month Base Rental as required above) and on or before the first day of each and every successive calendar month thereafter during the term of this Lease. All other Rental shall be paid as provided elsewhere in this Lease. In the event the term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the monthly rental for the first and last fractional months of the term hereof shall be appropriately prorated.

3.04 Rental shall be paid to Landlord, without demand, deduction or offset, in lawful money of the United States of America at Landlord’s address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All Rental and other amounts of money payable by Tenant to Landlord under this Paragraph 3 or under this Lease, if not paid within five (5) days of when due, shall be subject to a late fee of five percent (5%) of the amount past due (which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as the result of such late payment and not payment for the use of money) and shall bear simple interest until paid at the Default Rate, and Tenant agrees to pay said late fee and interest immediately and without demand.

4.	Use	(a)
The Premises shall be used for the Permitted Use set forth in the Basic Lease Information and for no other purpose. Related thereto, Landlord hereby acknowledges that the operation of a food warehousing and distribution center shall constitute a permitted use under this Lease. By entry hereunder, Tenant accepts the Premises as being suited for the use intended by Tenant.

(b)
Tenant shall, subject to the Rules and Regulations of Landlord, have access with all other tenants of Landlord to the Common Area, and agrees not to interfere with the use and access of the Common Area by other occupants of the Building. Notwithstanding the foregoing, Tenant acknowledges and agrees that their use of the parking areas serving the Premises shall be limited to those parking areas lying immediately adjacent to and in front of the Premises.

		(c)	Tenant will permit no lien to attach or exist against the Premises, and shall not commit any waste.

(d)
Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, highly flammable or constitutes a Hazardous Substance, as defined in Paragraph 20 hereof. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire or extended coverage insurance premiums paid by Landlord or other tenants for the Building is caused by Tenant’s use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.

(e)
Tenant agrees that the floor load resulting from Tenant’s furniture, inventory and equipment pertaining to Tenant’s use of the Premises shall not exceed allowable design floor loading for the Building. Tenant shall be responsible to distribute floor loading to the Building design loads. In relation to the foregoing, Landlord represents and warrants that the allowable design for loading on the floor slab of the Building shall be

12,000 lbs. per support leg of racking. Tenant shall hold harmless Landlord from any loss, liability, and expenses, both real and alleged, arising out of such damage or repair caused by Tenant’s negligence or failure to comply with this paragraph.

5.	Services
5.01 Landlord shall maintain in good order and repair, subject to normal wear and tear, casualty and condemnation, the exterior walls, foundation and structural components of the Building including the structural components of the roof, as well as all sewer facilities, plumbing and electrical systems (excluding however, those portions of said sewer facilities and plumbing and electrical systems located within the Premises and other portions of the Building leased to other tenants). In addition, Landlord agrees to maintain and keep clean the Common Area. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or omissions, negligence or gross negligence of Tenant, or its agents, employees, contractors, invitees, licensees, Tenants or assignees, shall be deemed Rental hereunder and shall be reimbursed by Tenant to Landlord upon demand.

5.02 Landlord agrees to provide at its cost water, sewer, electrical and telephone service connections stubbed out to the exterior demising wall of the Premises; Tenant agrees to pay directly to the provider (except as otherwise set forth below) all charges, fees (hook-up, installation and the like) and deposits incurred for any utility services used on the Premises. Landlord shall in no event be liable for any interruption or failure of utility service to the Premises, but, if requested by Tenant, Landlord shall use reasonable efforts to cooperate with Tenant in securing speedy resumption of said interrupted service. Tenant shall promptly notify the proper public authorities and utility companies to provide service for water, sewer, trash removal, gas electricity and all other utilities required or desired by Tenant, which services are to be in Tenant’s name and all costs for such services shall be borne by Tenant as its sole responsibility. In the event the water and sewer connections into the Premises are jointly metered with other premises, Tenant covenants and agrees to pay to Landlord on a monthly basis as additional rent, its pro rata share of such services as determined by Landlord in its reasonable discretion. Unless the same is caused solely by the negligent action or inaction of Landlord, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the breakage of any vessel or pipe in or about the Premises, or for any damage occasioned by water coming into the Premises or arising from the acts or neglects of occupants or adjacent property or the public.

6.	Personal Property Taxes
6.01 Tenant covenants and agrees to be liable for and pay in a timely manner all taxes and assessments levied or assessed against personal property, furniture and fixtures placed by Tenant in the Premises. In addition to Base Rental, Additional Rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand, as Rental, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any improvements made in or to the Premises by Tenant, other than Tenant Improvements made by Landlord, if any, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or measured by the monthly rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by any governmental entity or any other governmental body with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly Base Rental payable to Landlord under this Lease shall be revised to net Landlord the same net Base Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.	Alterations
7.01 Except for any initial improvements of the Premises pursuant to Exhibit “F” hereof, which shall be governed by the terms and conditions of Exhibit “F” hereof, Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s written consent. Notwithstanding the foregoing provisions, provided Tenant provides Landlord prior written notice, Tenant shall, without having to obtain Landlord’s consent, be entitled to make alterations, additions or improvements to the Premises having a cost of less than Ten Thousand Dollars ($10,000.00) for each such alteration, addition or improvement, provided such alterations, additions or improvements are (i) non-structural in nature; (ii) do not diminish the value of the Building; and (iii) do not affect the electrical, mechanical and plumbing systems of the Building. As to any alterations, additions or improvements having a cost of over Ten Thousand Dollars ($ 10,000.00) for each such alteration, addition or improvement which meet each of requirements (i) – (iii) above, Tenant must first receive Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. As to any alterations, additions or improvements failing to meet all of requirements (i) – (iii) above, Tenant must first receive Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Any such alterations, additions or improvements to the Premises consented to by Landlord shall, at the election of the Landlord, be made by a contractor approved by Landlord, such approval not to be unreasonably withheld and or under Landlord’s supervision. The Tenant Improvements and all such alterations, additions and improvements shall become Landlord’s property at the expiration or earlier termination of the term hereof and shall remain on the Premises without compensation to Tenant. Notwithstanding the foregoing, Landlord may elect by notice to Tenant to have Tenant remove such alterations, additions and improvements at the expiration or earlier termination of the term hereof, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Paragraph 9 hereof, Tenant shall promptly restore, at its sole cost and expense, the Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

7.02 All repairs, alterations, additions and improvements done by Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and at such times and in such manner as will cause a minimum of interference with other construction in progress and with the transaction of business in the Building. Whenever Tenant proposes to do any construction work within the Premises, Tenant shall first furnish to Landlord plans and specifications covering such work in such detail as Landlord may reasonably request. Such plans and specifications shall comply with such requirements as Landlord may from time to time prescribe for construction within the Building. In no event shall any construction work be commenced within the Premises without Landlord’s prior written approval of such plans and specifications except as otherwise expressly provided for in Section 7.01 above. In the event Tenant does perform any construction work without the prior written approval of Landlord, Landlord shall, in addition to all other remedies it might have hereunder or at law, have the right to require Tenant to immediately remove any unapproved additions or improvements and restore the Premises to the condition existing prior to such unauthorized construction. Without limiting the generality of the foregoing, Tenant shall under no circumstances make any penetration of the roof or walls of the Building without Landlord’s consent. In the event Landlord consents to a penetration of the roof or walls of the Building, all such work shall be performed by contractors designated or approved by Landlord and shall be supervised by Landlord or its designees and performed under conditions and subject to such conditions and requirements as may be established by Landlord. Tenant shall and hereby agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, damage, expense or liability (including, without limitation, court costs and attorneys’ fees) suffered or incurred by Landlord as a result of any penetration of the roof or walls of the Building, including, without limitation, costs of repair, loss of income, claims for damages from other tenants of the Building and damages which result if any warranty on the roof held or maintained by Landlord is voided or impaired by such penetration. The provisions hereof shall survive the termination of this Lease. Additionally, any penetration of the roof or walls of the Building without Landlord’s consent shall be deemed an immediate event of default hereunder entitling Landlord to the exercise of all rights and remedies provided in this Lease or at law or equity. Tenant agrees that in the event Landlord consents to any penetration of the roof, floor or walls of the Building pursuant to the provisions hereof, Tenant shall, on or before the termination of the term hereof, and at Tenant’s sole cost and expense, repair and restore such areas so penetrated to the condition they were in prior to such penetration. Notwithstanding the foregoing provisions, Landlord acknowledges and agrees that Tenant and its contractors shall be permitted to go onto the roof, as necessary to make repairs to the heating, ventilation and air conditioning systems serving the Premises as well as Tenant’s freezer cooler units which might be located upon the roof, however, in no event shall Tenant or its contractors make any penetration of the roof without having first received Landlord’s consent in accordance with the above provisions.

7.03 Under no circumstances may Tenant penetrate the floor slab of the Building without Landlord’s prior written consent. Tenant agrees that the point pressure resulting from the Tenant’s racking system, inventory, forklifts and equipment pertaining to Tenant’s use of the Premises shall not exceed allowable design for loading for floor slabs on grade. Tenant shall be responsible to provide steel plates, angles or channels as required to distribute floor loading to the Building design loads. Tenant agrees not to use any vehicle, including, but not limited to those having steel wheels, that will cause damage to the floor slab. Tenant shall hold harmless Landlord from any loss, liability, any expenses, both real and alleged, arising out of such damage or repair caused by Tenant’s negligence or failure to comply with this paragraph.

8.	Liens
Tenant shall at all times keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

9.	Repairs
9.01 Except as otherwise specifically provided for in Section 2.03 hereof, by entry hereunder Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly herein set forth. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically and expressly herein set forth.

9.02

(a)
From and after the Rental commencement date and throughout the term, Tenant shall, at its own cost and expense, maintain the Premises, in good condition and repair, including but not limited to the electrical systems, heating, air conditioning and ventilation systems serving the Premises, plate glass, windows and doors, sprinkler and plumbing systems, fixtures, interior walls, floors, ceilings, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans, and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of any kind located in, upon or about the Premises. All glass, exterior and interior, is at the sole risk of Tenant; and any broken glass shall be promptly replaced at Tenant’s expense by glass of like kind, size and quality. Tenant agrees to maintain adequate dumpster service and to keep the Premises in a neat, clean and attractive manner. In relation thereto, Landlord reserves the right to require Tenant to increase the frequency of its dumpster service should Landlord determine, in its reasonable discretion, that the frequency of Tenant’s existing service is insufficient to maintain the Premises and/or any shared use dumpster area in a neat, clean and attractive condition.

(b)
Tenant agrees to enter into a service contract with a reliable certified heating and air conditioning company acceptable to Landlord, in its reasonable discretion, to maintain the heating and air conditioning units serving the Premises and keep them in good working order. Tenant shall furnish Landlord a copy of the service contract within thirty (30) days of the Commencement Date and, upon request of Landlord, Tenant shall also furnish copies of routine maintenance reports or invoices. Tenant shall be responsible for pest and termite control and for the maintenance of the sprinkler valves and any alarm systems in the Premises. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant of its employees, agents or invitees.

(c)
Tenant shall not allow any damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Rental commencement date of this Lease, ordinary wear and tear insured casualty and condemnation excepted. Furthermore, Tenant agrees to remove all of Tenant’s personalty, equipment and trade fixtures from the Premises on or before the expiration of the Lease term and to repair any and all damage to the Premises occasioned by such removal. The cost or expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises it shall have a right of reimbursement against Tenant so long as Landlord provided Tenant prior notice of the need of such repair.

		(d)	All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address set forth below.

10.	Destruction or Damage
10.01 In the event the Premises or the portion of the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall forthwith repair the same, subject to the provisions of this Paragraph 10 hereinafter set forth, if such repairs can, in Landlord’s opinion, be made within one hundred eighty (180) days following the date of such fire or other casualty. Notwithstanding any other provision contained in this Paragraph, the commencement of repair or restoration work by Landlord hereunder shall in no event be deemed a representation or warranty by Landlord that such repairs or restoration can or will in fact be completed within such one hundred eighty (180) day period and Landlord shall in no event be liable to Tenant for any failure or inability to complete said repairs or restoration within such one hundred eighty (180) day period. This Lease shall remain in full force and effect except that, if such damage is not the result of the negligence or intentional act of Tenant or Tenant’s agents, employees, contractors, licensees, invitees, subtenants or assigns, an abatement of Base Rental and Additional Rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable. A total destruction of the Building shall, at the option of Landlord, automatically terminate this Lease as of the date of such destruction.

10.02 If such repairs cannot, in Landlord’s opinion (which shall be made known to Tenant within thirty (30) days after the date of the subject casualty), be made within one hundred eighty (180) days following the date of such fire or other casualty, Landlord or Tenant may elect to terminate this Lease upon notice to the other party within forty-five (45) days after the date of such fire or other casualty, and if this Lease is not so terminated, Landlord shall promptly commence to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Base Rental and Additional Rental shall be partially abated as provided in subparagraph 10.01.

10.03 Notwithstanding anything to the contrary in this Lease, if the holder of a “Landlord’s Mortgage” or the lessor under a “Landlord’s Ground Lease” (as those terms are defined in Paragraph 28) require that any insurance proceeds from a casualty loss be paid to it, then Landlord shall have the option to cancel this Lease as of the date of the casualty by written notice to Tenant given within thirty (30) days after said holder or lessor notifies Landlord that it is collecting the insurance proceeds. Furthermore, Tenant acknowledges and agrees that, in no event shall Landlord ever be required to provide funds for the repair or restoration of the Premises (including, but not limited to the Landlord Improvements) in excess of the insurance proceeds actually received by Landlord as a result of the subject casualty event. Accordingly, should the insurance proceeds paid over to Landlord as a result of any casualty event be insufficient to fully repair and restore the Premises to their pre-casualty condition, as provided for in Section 10.04 below, then, in such event Landlord shall have the right to terminate this Lease by providing written notice of such election to Tenant within thirty (30) days after the date Landlord determines that the insurance proceeds shall be insufficient to so fully repair and restore.

10.04 If the Premises are to be repaired under this Paragraph 10 by Landlord, Landlord’s obligation to repair the Premises shall be discharged upon restoration of the Premises to Premises Shell, as defined in Exhibit “F”, and the restoration of the Landlord Improvements. Tenant shall pay all other costs of repairing the Premises and shall be responsible for carrying such casualty insurance with respect to the Tenant Improvements as set forth in Paragraph 11 hereof. In relation to the foregoing, Landlord acknowledges and agrees that in the event that the Lease is terminated as the result of a casualty event, Tenant shall be entitled to retain any insurance proceeds paid by Tenant’s insurance company to either Landlord or Tenant as a result of the loss of the Tenant Improvements.

11.	Insurance	(a)
Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

i)
Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant’s use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limit amounts not less than Two Million Dollars ($2,000,000.00) and to have general aggregate limits of not less than Four Million Dollars ($4,000,000.00) for each policy year. The insurance coverage required under this Paragraph 11(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Paragraph 14 and, if necessary, the policy shall contain a contractual endorsement to that effect.

ii)
Insurance on the “all-Risk” or equivalent form on a replacement cost basis against loss or damage to all improvements made by Tenant to the Premises, as well as all of Tenant’s personalty located at the Premises, having a deductible not greater than Ten Thousand Dollars ($10,000.00); and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, but in any event in amounts not less than 100% of the actual replacement value of all improvements made by Tenant to the Premises, including, but not limited to, the Tenant Improvements, as well as all of Tenant’s personalty located at the Premises. Landlord shall have the right to require from Tenant, not more than once every twelve (12) months, to provide reasonable evidence of the value of all Improvements made by Tenant to the Premises, as well as all of Tenant’s personalty located at the Premises.

iii)
Insurance on the “all-Risk” or equivalent form against business interruption by reason of (x) the occurrences covered by the insurance described in clause (ii) above in an amount equal to Base Rental and all Additional Rental for the necessary period of restoration following the occurrence of such casualty, and (y) service interruptions in an amount equal to Base Rental and Additional Rental for at least thirty (30) days following the date of the occurrence of such interruption.

iv)
Workmen’s compensation insurance to the extent required by the laws of the state in which the Premises are located to the extent necessary to protect Landlord, Landlord’s Mortgagee and the Premises against workmen’s compensation claims.

(b)
All policies of the insurance provided for in this Paragraph 11(a) shall be issued in form acceptable to Landlord by insurance companies with a rating of not less than “A,” and financial size of not less than Class XII, in the most current available “Best’s Insurance Reports,” and licensed to do business in the state in which the Premises are located. Each and every such policy:

i)
shall name Landlord as well as Landlord’s Mortgagee, as defined in Paragraph 28, and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Paragraph 11(a)(ii) shall provide that under circumstances where Landlord elects to rebuild/restore the Premises following a casualty event, Landlord shall be the “loss payee” as to any loss or damage to improvements made by Tenant to the Premises which are, pursuant to Section 10, to be rebuilt/restored by Landlord, and Tenant shall be the “loss payee” as to any loss or damage to improvements made by Tenant to the Premises which are, pursuant to Section 10, to be rebuilt/restored by Tenant (provided, however, said policy shall provide that Tenant is the loss payee as to all such loss or damage to improvements made by Tenant to the Premises under circumstances where Landlord does not elect to rebuild/restore the Premises following a casualty event) Tenant shall at all times be the “loss payee” as to any loss or damage to Tenant’s personalty located at the Premises.

ii)
Shall be delivered to Landlord prior to delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.

iii)
Shall contain a provision that the insurer waives any right of subrogation against Landlord on account of any loss or damage occasioned to Landlord, its property, the Premises or its contents arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder.

iv)
Shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance.

	v)	Shall be written as primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c)	Any insurance provided for in Paragraph 11(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insured; provided, however, that:
	i)	Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear.
	ii)	the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance.
	iii)	Any such policy or policies shall specify therein the amount of the total insurance allocated to the Tenant’s improvements and property.
	iv)	The requirements set forth in this Paragraph 11 are otherwise satisfied.

(d)
In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Paragraph 11, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

(e)
Landlord may, at any time, but not more than one (1) time in any twelve (12) month period, require a review of the insurance coverage and limits of liability set forth in this Paragraph 11 to determine whether the coverage and the limits are reasonable and adequate in the existing circumstances. The review shall be undertaken on a date and at a time set forth in Landlord’s notice requesting a review and shall be conducted at the Premises.

		(f	)
Landlord shall maintain “all-risk” property insurance covering the replacement cost of the Building and the improvements to the Common Areas. A portion of the cost of such insurance shall be passed through to Tenant as more specifically provided for under Section 3.01 hereof. The subject insurance coverage may be covered within a blanket policy (in which case the cost of such insurance allocable to the Building or project containing the Building will be reasonably determined by Landlord based upon the insurer’s cost calculations). Furthermore, each such policy may be subject to a commercially reasonable deductible.

It is understood and agreed that the insurance requirements contained in this Paragraph or elsewhere in this Lease or Tenant’s compliance therewith, are not intended to, and shall not be construed to, limit, mitigate or reduce any of the indemnity obligations of Tenant contained in Paragraph 14 or elsewhere in this Lease.

12.	Release and Subrogation
In addition to, and not in lieu of, any and all other releases and waivers by Tenant and Landlord contained in this Lease, Tenant and Landlord hereby waive, and release each other from, any and all claims, rights, demands and causes of action which it might have at any time against the other on account of loss or damage that is or should be covered by any insurance policy Tenant or Landlord has or is required to have pursuant to Paragraph 11 of this Lease. Each party shall obtain from its respective insurers under all policies of fire, theft, public liability, and, to the extent permitted by law, workmen’s compensation and other insurance maintained by such party at any time during the term of this Lease insuring or covering the Premises or any portion thereof or operations therein or therefrom, a waiver of all rights of subrogation which the insurer of such party might have against the other party and the other affiliated parties described in Paragraph 11 hereof. If a waiver of subrogation is not available under a policy maintained by Tenant or Landlord, such party shall cause the other party and the other affiliated parties described in Paragraph 11 hereof to be named as additional insureds under such policy. Each party shall indemnify and hold harmless the other against any loss or expense, including reasonable attorney’s fees, resulting from the failure to obtain such waiver or to list such party as an additional insured.

13.	Tenant’s Personal Property
All of Tenant’s personal property in the Premises shall be and remain at Tenant’s sole risk, and Landlord shall not be liable for the Tenant hereby releases Landlord from any and all liability for theft any damages thereto occasioned by any acts or negligence of any third persons, or any act of god, except thereof or to the extent cause by the acts or negligence of Landlord, its agents employees and contractors.

14.	Indemnification
Tenant agrees that neither Landlord nor its members, officers, managers, partners, employees, agents or representatives shall be liable and hereby waives all claims against Landlord, its partners, members, officers managers, employees, agents and representatives for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than solely by reason of the negligence or intentional misconduct of Landlord, its authorized employees, contractors or agents, and Tenant shall indemnify, protect, defend and hold harmless Landlord, and its members, officers managers, partners, employees, agents and representatives from any and all loss, cost damage and expense incurred or suffered by Landlord or said other parties arising out of or resulting from (i) the use or occupancy of the Premises, except such as is caused solely by negligence or intentional misconduct of Landlord, its authorized agents, contractors or employees, or (ii) the misconduct or negligence of Tenant or its agents, contractors, employees, licensees or invitees. The foregoing indemnity obligation of Tenant shall include reasonable attorney’s fees actually incurred, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. Landlord shall and does hereby indemnify, protect, defend and save harmless Tenant and its partners, offices, directors, shareholders, employees and agents from and against any and all liability for any injury to or death of any person or persons or any damage to property and any other claims, judgements, penalties, fines, liabilities, loss, damages or expenses to the extent solely attributable to the negligence or intentional misconduct of Landlord, its employees, authorized agents or contractors, and from all costs expenses and liabilities, including court costs and reasonable attorneys’ fees actually incurred by Tenant or any other indemnified party in connection therewith. The provisions of this Paragraph 14 shall survive the termination of this Lease with respect to any damage, injury or death prior to such termination.

15.	Compliance with Legal Requirements
15.01 Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may be hereafter in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant’s acts.

16.	Assignment and Subletting
16.01 Tenant shall not at any time during the term of this Lease have the right to sublet all or any part of the Premises or assign this Lease or any right or interest therein, without the prior written consent of Landlord, such consent to be given or withheld by Landlord in Landlord’s reasonable discretion. Sale or transfer of a controlling ownership interest of Tenant shall be deemed an assignment of this Lease. Should Tenant desire to assign this Lease or any right or interest herein or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire, which notice shall contain (1) the name and address of the proposed subtenant or assignee and its form of organization, (2) the nature of the proposed subtenant’s or assignee’s business to be conducted in the Premises, (3) the terms and conditions of the proposed sublease or assignment, and (4) financial statements for the three most recent completed fiscal years of the proposed subtenant or assignee and such other financial information as Landlord shall request and a bank reference, together with a request that Landlord approve such assignment or subletting. Landlord shall have a period of ten (10) business days following receipt of such written notice within which to notify Tenant in writing that Landlord elects either (A) to deny Tenant the right to consummate such subletting or assignment or (B) to terminate this Lease as to the space so affected as of a date designated by Landlord (but in no event less than sixty (60) days following such notice), in which event Tenant will be relieved of all further obligations hereunder as to such space arising after the effective date of such termination (provided, however, in the event Landlord provides Tenant notice of its election to terminate based on the foregoing, then, Tenant shall have the right, for a period of ten (10) days following the date of Landlord’s notice of such election to terminate, to withdraw its request for the subject assignment or, if applicable, subletting, in which event this Lease shall continue in full force and effect), or (C) to permit Tenant to assign this Lease or sublet such space, subject, however, to all of the following conditions:

		(a	)	The sublease or assignment shall be on the same terms and conditions set forth in the notice given to Landlord.
		(b	)
The proposed assignee or sublessee shall be engaged in a business in the Premises which is consistent with the then standards of the Building and is permitted by the provisions of Paragraph 4 hereof, and the use of the Premises or any portion thereof by such subtenant or assignee will not, in Landlord’s estimation, increase the scope or quantity of services or utilities then being furnished to Tenant as of the proposed date of assignment or subletting.

(c)
The proposed assignee or sublessee is a respectable party of sufficient financial worth to perform its obligations under this Lease or under the sublease, as applicable, and Tenant shall have provided Landlord with proof thereof.

(d)
No subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rental and to perform all other obligations to be performed by Tenant under this Lease.

(e)
In the case of a subletting, fifty percent (50%) of any sums or other economic consideration (for example, but not by way of limitation, increased rental, forgiveness of an obligation, or services given at no cost or at reduced cost) received by Tenant or its agents as a result of such subletting, whether denominated as rental under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease either (i) for the Premises, if the entire Premises is sublet, or (ii) pro rata on a square foot basis for that portion of the Premises sublet, if less than the entire Premises is sublet, shall be payable to Landlord as Rental under this Lease without affecting or reducing any Rental or other obligation of Tenant under this Lease. In the case of an assignment, any and all sums or other economic consideration (including, without limitation, the examples set forth in the preceding sentence) received by Tenant or its agents as a result of such assignment shall be payable to Landlord as Rental under this Lease without affecting or reducing any Rental or other obligation of Tenant under this Lease.

(f)
All rental rates to be charged to such assignee or sublessee shall not be less than eighty percent (80%) of the then current market rates for similar space leased for a similar term in the Building or buildings of similar quality and grade in the same locality as the Building, and no sublessee shall have any right to assign or further sublet.

(g)
Any and all options, including, without limitation, expansion options, renewal options and rights of first refusal or negotiation, granted pursuant to this Lease, are not assignable and shall be null and void and of no further force or effect on and after the effective date of such assignment of this Lease or any right or interest therein or of any subletting of the Premises or any part thereof.

16.02 The failure of Landlord to notify Tenant in writing of such election within such ten (10) business day period shall be deemed a refusal of such proposed assignment or subletting. If Landlord consents to any such assignment or sublease, Tenant shall pay to Landlord, promptly upon demand, a reasonable sum as attorney’s fees arising incident to such transaction and no sublease or assignment shall be valid and no one shall occupy the Premises by reason thereof until a fully executed counterpart of the sublease or assignment has been delivered to Landlord. No space in the Building shall be listed or offered to any broker or similar party for listing or advertisement, nor shall Tenant advertise for assignment or subletting, without the prior written approval of Landlord. Any attempted assignment, sublease or other action by Tenant in violation of this Paragraph 16 shall be null and void and shall constitute an Event of Default. This Lease, or any right or interest hereof, shall not be assignable as to the interest of Tenant by operation of law without Landlord’s written consent. The acceptance of Rental by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying or obtaining the consent of Tenant, or any successor of Tenant, and such action shall not relieve Tenant of liability under this Lease, nor shall it relieve the guarantor(s) of this Lease, if any, from their obligations under their respective guaranty agreements.

16.03 Notwithstanding Sections 16.01 and 16.02 above, Tenant shall have the right, without Landlord’s consent, to sublet the Premises or any part thereof, or assign this Lease to any of Tenant’s parent, subsidiary or affiliated companies, or to any successor entity purchasing all or substantially all of the assets or voting stock of Tenant provided, however, as a condition to any such assignment (i) both Tenant and the assignee shall be solvent at the time of each such subletting and/or assignment, (ii) Tenant shall provide Landlord at least ten (10) business days prior written notice of each such subletting and/or assignment, (iii) no such subletting and/or assignment shall release Garden Fresh Restaurant Corp.’s obligation or alter the primary liability of Garden Fresh Restaurant Corp. to pay Rental hereunder and to perform all obligations to be performed by Tenant under this Lease and (iv) no such subletting and/or assignment shall release or in any way alter the obligations of any guarantor of this Lease.

17.	Signs
Notwithstanding anything to the contrary set forth in the Lease, signage rights will be provided on the front of the Building or on a monument sign located within the land area constituting a portion of the Building in an area to be designated by Landlord in its reasonable discretion. Notwithstanding any other provision contained herein to the contrary, all aspects of Tenant’s signage, including size, location, content, design and manner of attachment, shall be subject to Landlord’s prior approval, such approval to be given or withheld in Landlord’s reasonable discretion. The actual sign and its respective installation cost shall be at the expense of the Tenant and shall conform to architectural covenants, if any. Tenant shall be responsible for any damage to the Building occasioned by the installation of any such signs. Tenant shall place no sign, if any, upon the roof of the Premises or the Building, nor any part of the roof, including the flashing or gutters of the Premises or the Building. Tenant shall, on or before the termination of this Lease, remove all of its signage from the Building. Furthermore, Tenant shall repair any damage to the Building caused by its signage, including, but not limited to, discoloration. Excepting “force majeure,” Tenant shall be required to install identification signage within ninety (90) days of the commencement, subject to the aforementioned conditions and limitations. The provisions hereof shall survive the termination of this Lease.

18.	Rules
Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit “C” and made a part hereof, and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. In the event of a conflict between the terms of this Lease and said rules and regulations, this Lease shall control.

19.	Entry by Landlord
Upon twenty-four (24) hours prior written notice to Tenant (except in the event of an emergency where no notice shall be required) Landlord may enter the Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders and tenants (provided, however, Landlord’s right to enter the Premises for the purpose of showing same to prospective tenants shall not arise until one (1) year prior to the end of the term hereof, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply the services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. So long as Landlord abides by the conditions set forth in the preceding sentence, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes, trade secret areas and similar areas reasonably designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof. Tenant shall pay upon demand all repair costs and expenses resulting from Landlord’s emergency entry to the Premises but only under such circumstances where Tenant or its contractors, agents, employees, or invitees caused the subject emergency. Tenant acknowledges and agrees that the prior written notice required of Landlord for entries into the Premises set forth above, may, in addition to the methods provided for under Section 37 hereof, be provided via facsimile transmission or via U.S. regular mail.

20.	Environmental Matters	(a)	For purposes of this Lease:
i)
Contamination” as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Premises or the Building so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

ii)
“Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

iii)
Hazardous Substances” as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. [“RCRA”]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

(b)
Landlord represents that, except as might otherwise be set forth in environmental reports delivered by Landlord to Tenant, if any, (i) Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Premises and (ii) to Landlord’s actual knowledge without investigation, no Hazardous Substances are present on or under the Building (or any other property owned by it within the industrial park containing the Building) as of the date of this Lease.

(c)
Tenant represents that all its activities on the Premises during the course of this Lease will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the term and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Premises.

(d)
Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept, stored or used in or about the Premises or the Building without the prior written consent of Landlord, which consent may be granted or withheld in the sole or absolute discretion of Landlord; provided, however, that the consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Premises, in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Premises.

(e)
Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Premises or the Building in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

(f)
Regardless of any consents granted by Landlord pursuant to Paragraph 20(d) allowing Hazardous Substances upon the Premises, Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Premises which would cause the Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Building; or (iii) install any underground storage tank or underground piping on or under the Premises.

(g)
Tenant shall and hereby does indemnify Landlord and hold and defend Landlord harmless from and against any and all reasonable and actual expense, loss, and liability suffered by Landlord (with the exception of those expenses, losses, and liabilities arising from Landlord’s own negligence or willful act), by reason of Tenant’s storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant’s breach of any or the provisions of this Paragraph 20. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant’s failure to comply therewith; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Premises as a result of a failure by Tenant to comply with this Paragraph 20 or Environmental Laws; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances which are present at the Premises as a result of a failure by Tenant to comply with this Paragraph 20 or Environmental Laws; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant’s failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. Landlord shall and does hereby indemnify Tenant, and hold and defend Tenant harmless from and against any and all reasonable and actual expense, loss and liability suffered by Tenant by reason of any misrepresentations made by Landlord under this Paragraph 20. The indemnities contained herein shall survive the termination or expiration of this Lease.

(h)
Landlord shall have the right, but not the obligation, to enter the Premises at reasonable times throughout the Term, after prior written notice to Tenant, to audit and inspect the Premises for Tenant’s compliance with this Paragraph 20. In relation to the foregoing, where practical, Tenant shall have a right to have a member of its management team accompany Landlord in its entry into the Premises for the purposes of any such audit or inspection.

(i)
In addition to the foregoing, Landlord represents and warrants that in the event Landlord, or its employees, agents or contractors shall cause the release of Hazardous Substances into or under the Building, then, in such event, Landlord shall, at its sole cost and expense and in an expeditious manner, take all such measures as are necessary to contain, control and otherwise remedy such release and any associated Contamination.

21.	Landlord’s Lien
Landlord acknowledges and agrees that so long as Tenant is not in default hereunder, Landlord shall execute and deliver to Tenant within ten (10) business days of Tenant’s request thereof a Landlord lien waiver in favor of any unaffiliated third party lender to Tenant in the form attached hereto as Exhibit “G”. In no event shall Landlord have the obligation to utilize any form other than that attached hereto as Exhibit “G”. However, should Landlord agree to use any such other form as may be requested by Tenant’s lender, then, in such event, Tenant shall pay all of Landlord’s out of pocket costs, including, but not limited to, attorney fees incurred by Landlord in relation to its review, modification and approval of such requested form.

22.	Events of Default
The occurrence of any one or more of the following events (“Events of Default”) shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay any Rental when and as the same becomes due and payable, and such failure shall continue for five (5) business days after written notice of default is provided by Landlord to Tenant regarding same, provided that Landlord shall only be required to give such notice and opportunity to cure once within any consecutive twelve (12) month period and upon any subsequent failure to timely pay such sums within said twelve (12) month period, no notice or opportunity to cure shall be required to be given to Tenant; (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for five (5) business days after written notice of default is provided by Landlord to Tenant regarding same, provided that Landlord shall only be required to give such notice and opportunity to cure once within any consecutive twelve (12) month period as to a repeated or recurring default of like kind, and upon any subsequent failure to pay such sums within said twelve (12) month period, no notice or opportunity to cure shall be required to be given to Tenant; (c) if Tenant shall fail to perform or observe any other term or provision of this Lease or of the rules and regulations described in paragraph 18 to be performed or observed by Tenant, and (except for the failure set forth in clause (g) below) such failure shall continue for more than thirty (30) days after notice thereof from Landlord (provided, however, under circumstances where the cure of such failure is not reasonably possible within such thirty(30) day period, then Tenant shall be entitled to such longer period (not to exceed ninety (90) days) as may be reasonably necessary to cure such failure provided Tenant is, at all times during such period, diligently prosecuting such cure); (d) Intentionally Omitted; (e) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator, of Tenant or any material part of its properties; (f) if, within forty-five (45) days after the commencement of any proceeding against Tenant seeking any reorganization, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within forty-five (45) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; (g) if Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Paragraph 31 hereof within the time period designated for such return in Landlord’s request for same; or (h) if Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and such lien is released or otherwise bonded off by Tenant within fifteen (15) days of the date Tenant learns of the filing thereof.

23.	Remedies
23.01 Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever except as otherwise expressly provided:

(a)
Landlord, with or without terminating this Lease, may, without prejudice to any other remedy Landlord may have for possession, arrearages in Rental or damages for breach of contract or otherwise, immediately or at any time thereafter reenter the Premises and expel or remove therefrom Tenant and all persons and entities claiming by or through Tenant (including, without limitation, any and all sublessees and assignees) and all property belonging to or placed on the Premises by, at the direction of or with the consent of Tenant or its assignees or sublessees, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination of this Lease or of Tenant’s right to possession hereunder, whether through inability to relet the Premises or through decrease in rental or otherwise. Landlord may, at its option and with or without terminating this Lease, also declare the difference, if any, between (i) the entire amount of the Rental which would become due and payable during the remainder of the term of this Lease and the amount of any rental abated during any free rent period, discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, and (ii) the fair rental value of the Premises during the remainder of the term of this Lease (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Premises), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, to be due and payable immediately, in which event such sum shall be due and payable immediately and Tenant agrees to pay the same at once, together with all Rental and other sums theretofore due, at the office of Landlord in Atlanta, Georgia; it being understood and agreed that such payment shall be and constitute Landlord’s liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine the actual damages Landlord would suffer from Tenant’s breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with O.C.G.A. §13-6-7.

(b)
Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including, but not limited to, the cost of any such alterations and repairs to the Premises, attorneys’ fees and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all Rental and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Rental and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Rental reserved herein.

(c)
Landlord, with or without terminating this Lease, may recover from Tenant all damages and expenses Landlord suffers or incurs by reason of Tenant’s default, including, without limitation, costs of recovering the Premises, attorney’s fees and any unamortized value of Tenant Improvements, if any, and brokerage commissions, all of which shall be immediately due and payable by Tenant to Landlord immediately upon demand.

(d)
Subject at all times to the rights of any lender to Tenant to whom Landlord has provided a Lien Subordination Agreement, exercise all remedies granted a “Secured Party” under the Georgia Uniform Commercial Code. In the event Landlord exercises its option to terminate this Lease, or to reenter and relet the Premises as provided herein, Landlord may, subject to the rights of any lender to Tenant to whom Landlord has provided a Lien Subordination Agreement, at its option, take possession of all of

Tenant’s property on the Premises and sell the same at public or private sale after giving Tenant reasonable notice of the time and place of any public sale, or of the time after which any private sale is to be made, for cash or on credit, or for such prices and terms as Landlord deems best, with or without having the property present at such sale. In addition, Landlord may at its option foreclose this lien in the manner and form provided by the foreclosure of security instruments or in any other manner permitted by law. The proceeds of any such foreclosure or sale shall be applied first to the necessary and proper expense of removing, storing and selling such property, including attorney’s fees, then to the payment of any indebtedness, other than Rental, due hereunder from Tenant to Landlord, including interest thereon, then to the payment of any Rental or other sums due or to become due under this Lease, with the balance, if any, to be paid to Tenant. To the extent allowable by law, Tenant’s obligations to pay Rental hereunder shall survive the expiration or early termination of this Lease.

23.02 The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise. All remedies provided in this Lease are cumulative and may be exercised alternatively, successively or in any other manner. The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Tenant acknowledges and agrees that Landlord shall have no duty to mitigate Landlord’s damages resulting from a default by Tenant hereunder. Tenant acknowledges and agrees that the Premises are to be used for commercial purposes only, and Tenant hereby waives the protections and rights set forth in O.C.G.A. § 44-7-52. To the extent allowable by law, Tenant’s obligations to pay Rental hereunder shall survive the expiration or earlier termination of this Lease.

24.	Landlord’s Right to Cure Defaults
All agreements and provisions to be performed by Tenant under any of the terms of this this Lease shall be at the sole cost and expense of Tenant and without any abatement of Rental. If Tenant shall fail to pay any sum of money, other than Base Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder or violates any provision of this Lease and such failure or violation shall continue for thirty (30) days after notice thereof by Landlord, Landlord is hereby empowered and Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant or any other right or remedy of Landlord under this Lease or otherwise, make any such payment, perform any such other act or correct any such violation on Tenant’s part to be made, performed or observed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed Rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Base Rental. All sums so paid by Landlord and all such necessary incidental expenses shall accrue simple interest at the Default Rate from demand until payment, and Tenant shall pay to Landlord such accrued interest together with such sums and expenses.

25.	Attorney’s Fees
If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant, as the case may be, uses services of any attorney in order to secure compliance with such provisions or recover damages thereof, or to terminate this Lease or evict Tenant, the defaulting party shall reimburse the other party hereto upon demand for any and all reasonable attorney’s fees and expenses so incurred.

26.	Landlord’s	Notwithstanding any other provision of this Lease to the contrary, in the event of any

Defaults
default by Landlord under this Lease, Tenant’s sole and exclusive remedy shall be an action for damages (Tenant hereby waiving any right of deduction or set off against Rental due Landlord and also waiving any right which Tenant might otherwise have to terminate this Lease), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall then have thirty (30) days in which to cure any such default; provided, however, in the event any such default cannot with reasonable diligence be cured within such thirty (30) day period, Landlord shall have such additional reasonable period of time as is necessary to cure such default so long as Landlord commences such cure within such thirty (30) day period and shall diligently prosecute in good faith such cure to completion. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Notwithstanding any other language contained herein to the contrary, Landlord acknowledges and agrees that, in the event either (i) Landlord fails to commence the repair of any element of the Premises for which it is responsible pursuant to Section 5 hereof within thirty (30) days of its receipt of notice from Tenant as to the need for such repair from Landlord or (ii) Landlord, after commencing work on such repair, thereafter fails to diligently and continuously pursue the completion of such repair in a commercially reasonable manner, then, in either such event, Tenant shall have the right to perform the subject needed repair which was the obligation of Landlord and charge Landlord for the reasonable out of pocket cost thereof. In relation to the foregoing, Tenant acknowledges and agrees that Tenant’s notice to Landlord shall be in writing. Further, in relation to the above, Tenant acknowledges and agrees that in no event whatsoever shall it have any right of setoff or deduction against Rental due hereunder by virtue of having made repairs pursuant to its rights contained within this Section 26.

27.	Eminent Domain
If all or part of the Premises shall be taken as a result of the exercise of the power of this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. The foregoing notwithstanding, nothing in this paragraph shall be construed as precluding Tenant from seeking on its own behalf and expense a separate award for its interruption of business operations, relocation and moving expense, as well as any tenant alterations, additions or improvements paid for directly by Tenant. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly Base Rental and Additional Rental thereafter to be paid shall be equitably reduced.

28.	Subordination
28.01 Except as provided in subparagraph 28.03 below, and provided Landlord first obtains from Landlord’s Mortgage or Landlord’s Ground Lessor, as applicable, (as hereinafter defined), an agreement, in writing, providing that, for so long as Tenant is not in default under this Lease, beyond any applicable notice and cure period, Landlord’s Mortgage shall not disturb Tenant’s use and occupancy of the Premises, this Lease shall be subject and subordinate at all times to (i) any and all ground or underlying leases which are now or may hereafter be in effect regarding the Building or any part thereof (collectively or singularly, “Landlord Ground Lease”), and (ii) the lien or security title or interest of any and all mortgage and deeds to secure debt in any amount or amounts whatsoever now or hereafter placed on or against the Building or any part thereof or on or against Landlord’s interest or estate therein or on or against any or all such ground or underlying leases (collectively or singularly, “Landlord’s Mortgage”), all without the necessity of having further instruments executed on the part of Tenant of effectuate such subordination.

28.02 While subparagraph 28.01 above is self-operative, and no further instrument of subordination shall be necessary, Tenant shall, in confirmation of such subordination, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or a holder of Landlord’s Mortgage (“Landlord’s Mortgagee”) or the lessor under Landlord’s Ground Lease (“Landlord’s Ground Lessor”), as applicable, any and all instruments requested by either of them to evidence such subordination, including a Subordination, Non-Disturbance and Attornment Agreement, a copy of which is in Exhibit “D” attached hereto and made a part hereof by this reference.

28.03 Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or Landlord’s Mortgagee or Landlord’s Ground Lessor, as applicable, without expense, any and all instruments that may be necessary to make this Lease superior to the lien or security title or interest of Landlord’s Mortgage or to the estate of the Landlord’s Ground Lease.

28.04 If Landlord’s Mortgagee or Landlord’s Ground Lessor, as applicable, shall hereafter succeed to the right of Landlord under this Lease, Tenant shall, at the option of such holder or lessor, attorn to and recognize such successor as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

29.	No Merger
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof or a termination by Landlord pursuant to the terms of this Lease, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

30.	Sale
In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

31.	Estoppel Certificate
At any time and from time to time designated by Landlord (but on not less than ten (10) days prior written request by Landlord), Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which Rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be requested by Landlord. Any such certificate may be relied upon by any existing or prospective purchaser, investor, ground lessor, mortgagee or holder of any deed to secure debt on the Building or any part thereof.

32.	No Light Air or View Easement
No easement of light, air or view is granted by Landlord hereunder, and any diminution or shutting off of light, air or view by any building or other structure shall in no way affect this Lease or impose any liability on Landlord.

33.	Holding Over
If Tenant remains in possession after expiration of this Lease, with Landlord’s acquiescence and without any distinct written agreement between Landlord and Tenant, this Lease shall become a month-to-month periodic tenancy, and there shall be no renewal of this Lease by operation of law. Such periodic tenancy may be terminated by thirty (30) days written notice by either party to this Lease to the other party and such termination shall be effective as of the last day of the calendar month during which said notice period ends. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly Base Rental shall be one hundred fifty percent (150%) of the Base Rental payable for the last calendar month of the term of this Lease, including any renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord’s consent for Tenant to hold over. If Tenant remains in possession after expiration of the term of this Lease, without Landlord’s acquiescence or consent, Tenant shall become a Tenant-at-sufferance subject to eviction without notice. This Paragraph 33 will survive the termination of this Lease, by lapse of time or otherwise.

34.	Abandonment
If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law or otherwise, then, subject to the rights of any lender to Tenant to whom Landlord has provided a Lien Subordination Agreement, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

35.	Security Deposit
35.01 Tenant has deposited with Landlord the sum specified in the Basic Lease Information (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay Rental or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rental or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Such use, application or retention of the Security Deposit shall not prohibit or limit Landlord’s exercise of any other remedies Landlord may have for Tenant’s default. If Landlord so uses, applies or retains all or any portion of the Security Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Tenant’s failure to do so shall be an Event of Default. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) upon the later to occur of (i) the Expiration Date or (ii) the date on which Tenant has performed all of Tenant’s obligations under this Lease including, without limitation, any remaining obligations of Tenant to pay the adjustment of Additional Rent for the final calendar year of the term of this Lease pursuant to subparagraph 3.02(d) hereinabove. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

35.02 In the event of a sale or transfer of Landlord’s interest in the Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described Security Deposit to the purchaser or lessee, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of such Security Deposit. The Tenant shall look solely to the new owner or lessor for the return of said Security Deposit. The Security Deposit shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment or subletting under this Lease by Tenant, the Security Deposit shall be held by Landlord as a deposit made by the permitted assignee or subtenant and the Landlord shall have no further liability with respect to the return of said Security Deposit to the original Tenant.

36.	Waiver
The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular increment of Rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rental. Landlord may accept a partial payment of Rental or other sums due hereunder without such constituting an accord and satisfaction and without prejudice to Landlord’s right to demand the balance of such Rental or other sum notwithstanding any notation on a check or letter accompanying such partial payment, unless Landlord expressly waives its right to such balance in writing.

37.	Notices
Except as might otherwise be specifically provided for herein to the contrary, whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be in writing and either hand delivered, delivered by reputable courier service, or sent certified United States Mail, return receipt requested, postage prepaid and addressed as follows: to Tenant at the applicable address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. Any notice, demand or request which shall be served upon either of the parties in manner aforesaid shall be deemed sufficiently given and received for all purposes hereunder (i) at the time such notices, demands or requests are hand delivered, or delivered by reputable courier service or (ii) upon the date received or refused after the mailing of such notices, demands or requests via certified United States Mail, in accordance with the preceding portion of this paragraph. Tenant hereby appoints as an agent of Tenant to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

38.	Complete Agreement
There are no oral agreements between Landlord and Tenant affecting this Lease, and this this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease, and any reliance with respect to any representations is solely upon the representations set forth in this Lease. Any modifications or amendments to this Lease in order to be effective must be in writing and signed by the party to be charged.

39.	Corporate Agreement
If Tenant signs as a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation were authorized to do so.

40.	Landlord Liability
Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about Premises, resulting from and/or caused in part or whole by the buildings and improvements located on Premises becoming out of repair, or caused by leaking of gas, oil, water or steam or by electricity emanating from Premises, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust). Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney’s fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of

Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs.

41.	Quiet Enjoyment
Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant’s part, subject to the provisions of Paragraph 28 hereof, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises, but always subject to the terms hereto, and restrictions, easements and other matters of public record affecting or otherwise encumbering the Building.

42.	Force Majeure
Notwithstanding any other provision of this Lease, when a period of time is herein prescribed of any action to be taken by either party, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, laws, regulations or restrictions or any other causes of any other kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall such acts, events or causes act to excuse any delay in the payment of sums of money due hereunder.

43.	Certain Rights Reserved to Landlord	Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

		(a)	to change the name, street address, or suite numbers of the Building;
		(b)	to install or maintain a sign or signs on the exterior of the Building;
		(c)	to designate all sources furnishing sign painting and lettering used on the Premises;
		(d)	to retain at all times pass keys to the Premises;
(e)
to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises of the Building or the Landlord’s interests or as may be necessary or desirable in the operation of the Building;

		(f)	to change, alter or modify the Common Areas.
		(g)	to establish designated parking areas for one or more of the tenants of the Building.

The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without the same being construed as a forcible or unlawful entry into, or detainer of, the Premises and without being deemed guilty of an eviction, actual or constructive, or without being deemed guilty of disturbance of the Tenant’s use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant’s obligations hereunder.

44.	Bankruptcy Matters	(a)
Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as Rental, shall constitute rent for the purposes of the Bankruptcy Code, 11 U.S.C. §502(b)(7).

(b)
This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of the Bankruptcy Code, 11 U.S.C. §365(c), 365(e)(2).

(c)
If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

(d)
Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

45.	Americans With Disabilities Act
Notwithstanding any other provisions contained herein to the contrary, Landlord will be responsible for complying with all requirements relating to new construction and alterations to the public accommodations and commercial facilities as described by and defined in Title III of the Americans with Disabilities Act of 1990 and regulations promulgated thereunder (the “ADA”) for the Tenant’s Premises; provided, however, Landlord shall not be responsible for complying with such provisions of the ADA if compliance is exempt under the ADA, including, without limitations, if the cost and scope of the alterations necessary to comply with the ADA are disproportionate to the cost and scope of the overall alterations (as defined in the ADA) which are otherwise anticipated to be constructed within the Premises upon their initial occupancy by Tenant. In addition, Landlord shall remove architectural and other barriers in the Premises and common areas of the Building provided such removal is readily achievable (as defined by the ADA and determined in Landlord’s sole judgement) and only to the extent required, and in the order of priority prescribed, by Title III of the ADA. In no event shall Landlord be responsible for, and Tenant hereby agrees to bear the responsibility, cost and expense of (a) providing auxiliary aids and services to accommodate specific needs for a disabled employee, licensee or invitee of Tenant unless such aid, service or accommodation is exempt pursuant to the ADA or Tenant has notified Landlord in writing of the necessity for such aid or service and Landlord and Tenant have mutually agreed in such aid or service; (b) complying with the provisions of Title I of the ADA relating to the hiring of employees and all other terms, conditions and privileges of employment; and (c) complying with Title III of the ADA with respect to any requirement arising out of a specific need of which Tenant was aware and with respect to which Tenant failed to provide notice to Landlord as required under this paragraph.

Tenant further agrees that (1) in the event it provides any plans and specifications for tenant improvements or alterations to the Premises, such plans and specifications shall conform to all applicable requirements of the ADA, shall otherwise be in accordance with the agreements contained in this paragraph, and Landlord’s review of such plans shall not constitute a warranty that the plans comply with the ADA; (2) it shall notify Landlord of any particular requirements it may have to enable Landlord to meet its obligations of this paragraph; and (3) it shall bear sole responsibility for complying with the ADA as it may relate to Tenant’s furniture, fixtures and equipment.

Landlord and Tenant promise to reimburse and indemnify each other for any expenses incurred because of the failure to conform with ADA as the parties hereto have agreed in this paragraph, including the cost of making any alterations, renovations or accommodations required by the ADA, or any governmental enforcement agency, or any court, any and all fines, civil penalties, and damages awarded resulting from a violation of the ADA and regulations, and all reasonable legal expenses incurred in defending claims made under the ADA, including reasonable attorney’s fees.

46.	Miscellaneous
The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. This Lease grants Tenant the right to possess and enjoy the use of the Premises subject to the terms and provisions of this Lease; no estate is conveyed by this Lease and Tenant has only a usufruct not subject to levy and sale. Nothing in this Lease is deemed to make or imply that Landlord and Tenant are partners or joint venturers. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any officer, director, shareholder nor partner of Landlord shall have any personal liability whatsoever with respect to this Lease. A condition precedent to Landlord’s obligations under this Lease is the approval of this Lease by all lenders holding a deed to secure debt and security agreement and related loan documents affecting or imposing a lien or security title on the Building. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Tenant shall not, without the prior written consent of Landlord, record this Lease or a short-form memorandum hereof in any public records. Tenant shall not, without the prior written consent of Landlord, use the Building name for any purpose other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. The captions, headings and table of contents contained in this Lease are for convenience only and do not in any way limit, amplify or modify the terms and provisions of this Lease. This Lease shall be a contract between Landlord and Tenant and shall be governed by and construed pursuant to the laws of the State of Georgia. The parties acknowledge that each party and its counsel have reviewed and approved this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any amendments or exhibits hereto.

47.	Broker Representation
Tenant represents that it has neither consulted with nor retained a broker in connection with the negotiation of this Lease, except for Tenant’s Broker (as identified in the Basic Lease Information), and Landlord acknowledges that Tenant’s Broker represents Tenant and not Landlord. Landlord represents and warrants that it has neither consulted with nor retained any broker in connection with the negotiation of this Lease, except for Oakmont Industrial Group, LLC, and Tenant acknowledges that Oakmont Industrial Group represents Landlord and not Tenant. Landlord agrees that both Tenant’s Broker and Oakmont Industrial Group, LLC shall be compensated for their services in connection herewith by Landlord, pursuant to separate commission agreements between Landlord and said brokers.

48.	Financial Reports
If requested by Landlord in writing, on or before the expiration of 120 days after the end of each calendar year (or part year) during the Term, Tenant shall deliver to Landlord (a) an income statement and statement of changes in financial position, both with respect to such calendar year then ending, for the Tenant and each guarantor of this Lease, and (b) a balance sheet as of December 31 of such calendar year for the Tenant and each guarantor of this Lease. All such financial statements shall be in form and substance, and contain such detail, as is satisfactory to Landlord in its reasonable discretion and shall be certified by a duly authorized officer of Tenant as being true and correct. Also, such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. Furthermore, in the event audited financial statements are available, Tenant shall provide copies of all such audited financial statements. Notwithstanding the foregoing, Landlord acknowledges and agrees that it shall not require the above financial information so long as Tenant remains a public corporation and financial information related thereto is readily available to the general public.

49.	Exhibits; Additional Provisions
The Basic Lease Information and the exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof. Additional provisions, if any, are set forth on Exhibit “E” attached hereto and by this reference made a part hereof. To the extent of any conflict between such additional provisions and the balance of this Lease, such additional provisions shall control.

IN WITNESS WHEREOF, the parties have executed this Lease under seal as of the date first above stated.

LANDLORD:

OAKMONT INDUSTRIAL GROUP I, L.P., a Georgia Limited Partnership

By:	Oakmont Industrial Group, LLC, a Georgia limited liability company, its general partner

	By:	/s/ [ILLEGIBLE]

	Title:	Exec. VP

[SEAL]

[SIGNATURES CONTINUE ON NEXT PAGE]

TENANT:
GARDEN FRESH RESTAURANT CORP., a Delaware corporation

By:	/s/ [ILLEGIBLE]

Title:	C.E.O President

Attest:

By:	/s/ [ILLEGIBLE]

Its:	CFO Secretary

[SEAL] [SEAL OF GARDEN FRESH RESTAURANT CORP.]

EXHIBIT A

[BUILDING PLAN TO COME]

EXHIBIT “B”

MEMORANDUM OF COMMENCEMENT OF RENTAL

This Memorandum is made and entered into this              day of                     , 200  , by and between OAKMONT INDUSTRIAL GROUP I, L.P., a Georgia limited partnership (“Landlord”) and GARDEN FRESH RESTAURANT CORP., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (the “Lease”) dated                         , 200  , with respect to certain premises known as 1325 Chastain Road, Suite 300, Kennesaw, Georgia 30144, as such Premises are more particularly described in the Lease.

NOW, THEREFORE, for and in consideration of the Premises and the mutual covenants expressed in the Lease, it is hereby agreed by Landlord and Tenant as follows:

1.     Pursuant to the terms of Paragraph 2 of the Lease, the Premises have been delivered to Tenant and the Base Rental and Additional Rental (as such terms are defined in the Lease) commenced on                     , 200  .

2.     This Memorandum shall not be deemed or construed to alter or amend the Lease in any other manner.

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized officers or partners to execute this Memorandum the day and year first above written.

Tenant:

GARDEN FRESH RESTAURANT CORP., a Delaware corporation

By:

Title:

Attest:

By:

Title:

[CORPORATE SEAL]

Landlord:

OAKMONT INDUSTRIAL GROUP I, L.P., a Georgia Limited Partnership

By:	Oakmont Industrial Group, LLC, a Georgia limited liability company, its general partner

By:

Title:

[SEAL]

B-1

EXHIBIT “C”

RULES AND REGULATIONS

These Rules and Regulations have been adopted by Oakmont Industrial Group I, L.P. (“Landlord”) for the mutual benefit and protection of all the tenants of Buildings in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

1.
Sidewalks, halls, passages, exits, entrances, driveways, parking areas and loading dock access areas or other common areas shall not be obstructed by tenants or used by them for any purpose other than for ingress and egress from their respective premises. The halls, passages, exits, entrances, stairways or other common areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgement of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2.
No sign, placard, picture, name, advertisement or notice, visible from the exterior of one’s premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, such consent to be given or withheld in Landlord’s sole and absolute discretion, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the sole expense of the tenant. Any expense incurred by Landlord may, at Landlord’s sole option, be treated as Rental under this Lease.

3.
Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings as Landlord may provide or otherwise approve in writing) so that full unobstructed view of the interior of the Premises may be had from outside the Building. In relation to the foregoing, Landlord acknowledges and agrees that each tenant shall have the absolute right to close blinds within their respective premises at such times as they so elect. No tenant shall store any of its merchandise or inventory against the glass windows resulting in obstruction of the view of the interior of the Premises.

4.
No additional locks, other than Landlord approved entry systems, shall be placed on the doors of any tenant’s premises nor shall any existing locks be changed unless Landlord is immediately furnished with two (2) keys thereto. Landlord will, without charge, furnish each tenant with two (2) keys for each lock on the entrance doors when such tenant assumes possession, with the understanding that, at the termination or expiration of the term of the Lease, the keys shall be returned. If a tenant requires telegraphic, telephonic, electronic burglar alarm or similar devices, it shall first obtain and comply with Landlord’s instructions for their installation.

5.	In no event shall any tenant store any articles or other items outside of the exterior walls of the Building, unless such storage has been pre-approved in writing by Landlord.

6.
No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness of the premises. Landlord shall in no way be responsible to any tenant for any loss of property or effects on the premises, however occurring, except by intentional act of Landlord, its agents or employees, or for any damage done to the property or effects of any tenant by the janitor or any other employee or any other person.

7.
Each tenant shall store all its trash and garbage within the interior of its premises. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant shall have the right to locate a dumpster for the storage of trash and garbage therein in such location as is shown on Exhibit “E-1” attached hereto. No material shall be placed in the trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the

C-1

city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and dock doors provided for such purposes.

8.	No animals, including without limitation, pets (other than trained seeing-eye dogs required to be used by the visually impaired) shall be brought into the Premises.

9.	Each tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

10.	Each tenant assumes any and all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to Premises closed.

11.
The requirements of each tenant will be attended to only upon application at the office Landlord by an authorized representative of such tenant. Accordingly, employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions to do so from Landlord.

12.	Each tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.

13.	Each tenant shall require all of its employees, agents and invitees to park all cars within the designated car parking areas and park all trucks within the designated truck parking areas.

14.
No tenant shall hang or suspend any item from the structural steel components of the Building without having first received Landlord’s prior written approval to do so. Notwithstanding the foregoing, Landlord acknowledges and agrees that subject to Landlord’s prior approval of Tenant’s plans and specifications therefor, which approval shall not be unreasonably withheld, Tenant shall have the right to suspend components of its cooler/freezer system from the structural steel components of the Building in furtherance of its business operations.

15.	Each tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by such tenant’s employees, agents, clients, customers, invitees and guests.

16.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, provisions, covenants, obligations, agreements and conditions of any lease of premises in the Building.

17.
Landlord reserves the right to make such other and reasonable rules and regulations as in its reasonable judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Each tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted hereafter.

18.
Landlord acknowledges and agrees that its enforcement of the foregoing rules and regulations shall be made in a reasonable and non-discriminatory manner. Notwithstanding the foregoing, Tenant acknowledges and agrees that in no event shall Landlord have any obligation whatsoever to monitor other tenant’s compliance with the rules and regulations, and, furthermore, in no event whatsoever shall Landlord be required to take any action with respect to the enforcement of such rules and regulations which could (i) require the expenditure of any out-of-pocket costs, or (ii) result in any monetary loss to Landlord.

C-2

EXHIBIT “D”

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made and entered into this              day of                             , 200     by and between Garden Fresh Restaurant Corp. having its principal office at 17180 Bernardo Center Drive, San Diego, California 92128 (hereinafter called “Tenant”), Oakmont Industrial Group I, L.P. (“Landlord”) whose address is 3520 Piedmont Road, Suite 365, Atlanta, Georgia 30305 and American United Life Insurance Company whose address is                                                                               (hereinafter called “Mortgagee”).

WITNESSETH

WHEREAS, Tenant entered into an Industrial Lease Agreement dated as of the              day of                     , 200    , with Landlord for                              square feet of space in the building known as                                      located in                                                           (the “Property”)(the “Lease”); and

WHEREAS, Mortgagee has made a mortgage loan on the Property, secured, inter alia, by a Deed to Secure Debt (the “Security Deed”) on the Property and by an Assignment of Rents and Leases (the “Rent Assignment”) on the Property;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and in consideration of One Dollar ($1.00) by each of the parties hereto paid to the other, receipt of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

1.
The Lease is and shall be subject and subordinate to the Security Deed and the Rent Assignment and to all renewals, modifications, consolidations, replacements, increase in amount and extensions thereof.

2.
In the event of a foreclosure of the Security Deed, the Mortgagee will not join the Tenant in summary or foreclosure proceedings so long as the Tenant is not in default under any of the terms, covenants or conditions of the Lease.

3.
In the event that the Mortgagee shall, in accordance with a foreclosure proceeding or by a deed in lieu of foreclosure, succeed to the interest of the Landlord under the Lease, the Mortgagee agrees to be bound to the Tenant under all of the terms, covenants and conditions of the Lease, and the Tenant agrees, from and after such event, to attorn to the Mortgagee and/or purchaser at any foreclosure sale of the Property, and Tenant further agrees to attorn to: (i) Mortgagee when in possession of the Property; (ii) a Receiver appointed in an action or proceeding to foreclose the Security Deed or otherwise; or (iii) to any other party acquiring title to the Property by deed in lieu of foreclosure. This provision shall operate automatically without further acknowledgment or instrument of attornment. Upon any such conveyance and attornment, all rights and obligations under the Lease shall continue as though the interest of Landlord had not terminated or such foreclosure proceedings had not been brought, and the Tenant shall have the same remedies against the purchaser at any foreclosure or otherwise (the “Successor Landlord”) for the breach of an agreement contained in the Lease that the Tenant might have had against the Landlord if the Successor Landlord had not succeeded to the interest of the Landlord; provided, however, that the Successor Landlord shall not be:

(a)	liable for any act or omission of any prior landlord (including the Landlord); or

(b)	subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord); or

(c)	bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Landlord);

(d)	bound by any amendment or modification of the Lease made without its consent;

(e)	liable for any security deposits held by any prior landlord (including Landlord);

(f)
be personally liable for monetary damages arising from a breach under the Lease, the sole recourse of the Tenant against Mortgagee on account of such breach being limited (to the extent of any judgment for monetary damages) to Mortgagee’s interest in the Property.

4.
Notwithstanding anything to the contrary hereinabove contained, any interest of the Tenant in an option to purchase all or any part of the Property contained in the Lease is specifically subordinated to the rights of Mortgagee under the terms of the Security Deed and such option shall not be binding upon Mortgagee, its successors or assigns.

5.
Mortgagee does not intend hereby to waive or negate any covenant or agreement in the Lease, if any, which provides Landlord an option to cancel the lease independently of any default on the part of Tenant.

6.
So long as the Security Deed remains outstanding and unsatisfied, Tenant will mail to Mortgagee at its place of business hereinabove set forth, a copy of all notices permitted or required to be given to Landlord by Tenant pursuant to which the Tenant proposes to abate or reduce the rental payable under the Lease or to terminate or cancel the Lease under and pursuant to the terms and provisions of said Lease, and that no such notices to Landlord shall be effective unless a copy of such notices is also mailed to Mortgagee. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default of Landlord, or within the time permitted Landlord for curing any default under the Lease as therein provided (but not less than thirty (30) days from Mortgagee’s receipt of notice), Mortgagee may, but shall have no obligation to pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required by Landlord by the terms of said Lease; and all payments so made and all things so done and performed by Mortgagee shall be as effective to prevent the right of Landlord from being forfeited or adversely affected because of any default under said Lease as the same would have been if done and performed by Landlord.

7.
Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by nationally-recognized overnight express delivery service or by U.S. certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

LENDER:

With a copy to:

TENANT:

With a copy to:

LANDLORD:	Oakmont Industrial Group I, L.P.
3520 Piedmont Road
Suite 365
Atlanta, Georgia 30305
Attn: Stephen L. Nelsen

With a copy to:	Smith, Gambrell & Russell, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309-3592
Attn: Thomas A. Spillman, Esq.

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given and received (a) on the date of delivery, if delivered by nationally-recognized overnight delivery service, or (b) upon the date received or refused after the mailing of such notices or other communications via U.S. certified mail.

8.
Tenant certifies that there are no defaults on the part of Tenant under the Lease and, to the best of its knowledge, no defaults on the part of Landlord under the Lease. The Lease has not been amended and is a complete statement of the agreement of the parties thereto with respect to the leasing of the Property. The Lease is in full force and effect as of the date of this Agreement.

9.
Notwithstanding any provision of this Agreement or the Lease to the contrary, Mortgagee shall have no obligation, or incur any liability, with respect to the initial erection and completion of the building in which Premises are or are to be located or for the completion of such premises or any improvements therein for Tenant’s use and occupancy.

10.	Tenant agrees that in no event shall it prepay rent due under the Lease for more than one (1) month in advance, unless and except Tenant has received prior approval of such prepayment from Mortgagee.

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

Signed, sealed and delivered	TENANT:	GARDEN FRESH RESTAURANT CORP., a Delaware corporation
in the presence of:

By:
Witness	Name:
Title:

Notary Public

My Commission Expires:	Attest:
Name:
Title
(NOTARIAL SEAL)

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

	LANDLORD:	Oakmont Industrial Group I, L.P., a Georgia limited partnership
Signed, sealed and delivered
in the presence of:		By:	Oakmont Industrial Group, LLC, a
Georgia limited liability company

By:
Witness			Name:
Title:

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

MORTGAGE:
Signed, sealed and delivered in the presence of:

By:
Witness	Name:
Title:

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

EXHIBIT “E”

ADDITIONAL PROVISIONS

1.
Base Rental: The per annum per square foot Base Rental rate for the first lease year shall be $3.50. The Base Rental for the second lease year shall be an amount equal to the Base Rental for the first lease year increased in an amount equal to the lesser of (i) three percent (3%), or (ii) two hundred percent (200%) of the increase in the Price Index, as hereinafter defined, for the last month of the first lease year over said Price Index for the first month of the first lease year. Thereafter, on each anniversary of the Commencement Date (including anniversaries thereof falling within any Renewal Option term(s)), Base Rental for each successive lease year shall be in an amount equal to the Base Rental of the preceding lease year increased by the lesser of (i) three percent (3%), or (ii) two hundred percent (200%) of the increase in the Price Index for the last month of the then preceding lease year increased over the Price Index for the first month of said preceding lease year. For the purposes hereof, “Price Index” shall mean the “Consumer Price Index” published by the Bureau of Labor Statistics of the U.S. Department of Labor for All Urban Consumers (Base Year 1982 – 1984 = 100) – United States Average. In the event the Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used. In relation to the above, if the Price Index published during the calendar month immediately preceding the commencement of the applicable lease year for which Base Rental is being adjusted is the same as or is less than the Price Index published in a month to which it is being compared, then there shall be no adjustment to the Base Rental for the subject lease year (i.e., Base Rental will not be decreased as a result of decreases in the Price Index).

2.
Renewal Option: Provided that Tenant is not then in uncured default under this Lease, Tenant shall have the option to renew this Lease as to the entire Premises for two (2) successive five (5) year terms each of such terms commencing upon the expiration of the preceding term hereof (the “Renewal Options”). Tenant shall exercise each Renewal Option by giving Landlord one-hundred eighty (180) days advance written notice of such election prior to the expiration of the then current term. If Tenant fails to give timely notice of its election to exercise a Renewal Option, the subject Renewal Option, as well as the remaining Renewal Options of Tenant shall lapse unexercised. The Base Rental rates applicable during each year of each Renewal Option term (including the initial year of each such Renewal Option term) shall be subject to annual increases as provided for in Section 1 above.

3.	Representation and Warranty of Ownership. Landlord covenants and warrants that, as of the date hereof, Landlord is the owner of the Building.

4.
Limited Right to Mark Parking Area. Landlord acknowledges and agrees that Tenant shall have the right to mark those certain parking spaces lying and being within that area identified as the “Tenant Parking Area” in Exhibit “E-l” attached hereto, as being for Tenant’s exclusive use. In relation to the foregoing, Tenant acknowledges and agrees that Landlord shall have no obligation whatsoever to monitor or enforce Tenant’s parking rights with respect to the subject marked parking spots and, the use thereof by other Building tenants and their guests shall not give rise to any rights whatsoever in favor of Tenant against Landlord.

E-1

EXHIBIT “E-1”

[BUILDING PLAN FOR HERE]

EXHIBIT “F”

INITIAL IMPROVEMENT OF PREMISES

The initial improvement of the Premises Shell (as defined herein) shall be conducted in accordance with the following provisions:

A. TENANT IMPROVEMENTS

1.	DEFINITIONS: For the purposes of this Exhibit and the Lease, the following defined terms shall have the meanings ascribed thereto in this Paragraph:

(a)
“Approved Plans and Specifications” shall mean the plans and specifications of the Tenant Improvements prepared by the Space Designer and approved by Landlord in writing. After approval, the Approved Plans and Specifications from time to time may be amended by Change Orders and the term Approved Plans and Specifications shall mean and include all Change Orders to date.

(b)	“Change Orders” shall mean any written change or modification to the Approved Plans and Specifications which has been approved by Landlord and Tenant in writing as herein specified.

(c)	“Intentionally Omitted.”

(d)
“Contract Price” shall mean the amount payable to the Tenant Improvement Contractor under the Tenant Improvement Construction Contract for the installation of Tenant Improvements, which Contract Price shall be subject to adjustment from time to time as the result of Change Orders.

(e)	“Intentionally Omitted.”

(f)	“Premises Shell” shall mean the as-is condition of the building contained within the Premises prior to installation of any Tenant Improvements.

(g)
“Space Designer” shall mean the design firm employed by Tenant to prepare the plans and specifications for the Tenant Improvements. Tenant’s selection of the Space Designer shall be subject to the prior written approval of Landlord.

(h)	“Intentionally Omitted.”

(i)
“Tenant Improvements” shall mean all permanent leasehold improvements made to the Premises Shell pursuant to the Tenant Improvement Construction Contract and in accordance with Approved Plans and Specifications.

(j)
“Tenant Improvement Construction Contract” shall mean the written agreement between Tenant and Tenant Improvement Contractor, pursuant to which Tenant Improvement Contractor shall act as a general contractor and supervise and direct construction and installation of the Tenant Improvements in accordance with the Approved Plans and Specifications.

(k)
“Tenant Improvement Contractor” shall mean the general contractor employed by Tenant to construct the Tenant Improvements. Landlord shall have the right to approve the Tenant Improvement Contractor, such approval not to be unreasonably withheld

(l)
“Total Cost” shall mean the total cost of improving the Premises Shell with the Tenant Improvements, both hard and soft costs, including without limitation the Space Designer fees and expenses, the Contract Price (as same may be adjusted by Change Orders), keying, signage, final clean-up and any building lift charges.

2.	PLANNING AND COSTING:

(a)
Determination of Plans and Specifications. Tenant shall cause the Space Designer to submit proposed plans and specifications for the Tenant Improvements to Landlord no later than one hundred twenty (120) days after the date hereof, which proposed plans and specifications shall include complete, finished and detailed architectural working drawings and specifications and mechanical, electrical and plumbing engineering and other working drawings and specifications in sufficient detail to enable the Tenant Improvement Contractor to complete the Tenant Improvements. Landlord shall reject or approve the proposed plans and specifications submitted by the Space Designer in writing to Tenant and Space Designer within fifteen (15) days after receipt of such proposed plans and specifications. In the case of a rejection, Landlord shall set forth in reasonable detail the aspects of the plans and specifications to which it objects and Tenant shall have fifteen (15) days to cause Space Designer to revise the plans and specifications to resolve Landlord’s objections and submit same to Landlord. Landlord shall thereafter provide Tenant and Space Planner of rejection or acceptance of such changes within five (5) days of its receipt of same. In the event Landlord rejects the plans as resubmitted, Landlord shall set forth in reasonable detail the aspects to which it objects and Tenant shall have five (5) days to cause the Space Designer to revise the plans and specifications to resolve Landlord’s objections and resubmit same to Landlord. The aforementioned 5-day approval and 5-day re-submittal process shall be continued until such time as final plans and specifications have been agreed to. In relation to the foregoing, Tenant acknowledges and agrees that as to the Tenant Improvements, Landlord’s approval as to any proposed penetrations of the roof, walls or floor slab of the Premises may be given or withheld in Landlord’s reasonable discretion. Furthermore, Tenant acknowledges and agrees that Landlord may, as a condition to its approval of any such roof, wall or floor slab penetration, require that such penetration be fully repaired and restored at the expiration or early termination of the Lease term. Moreover, as to roof penetrations, Landlord may condition its approval of same upon such penetrations being performed in such a manner so as to not adversely affect Landlord’s roof warranty. Tenant, and not Landlord, shall be responsible for assuring that each and every aspect of the plans and specifications comply and conform with all applicable governmental laws, codes and regulations, and the approval by Landlord of such plans and specifications shall not be deemed Landlord’s confirmation or agreement that same so comply or conform with such laws, codes or regulations.

(b)
Contracting. Upon determination of acceptable Approved Plans and Specifications, Tenant and Tenant Improvement Contractor shall enter into the Tenant Improvement Contract and Landlord shall make the Premises Shell available for installation of the Tenant Improvements.

(c)
Change Orders. All Change Orders to the Approved Plans and Specifications shall be approved in writing by both Landlord and Tenant. Prior to such approval, a proposed Change Order must be submitted to the Space Designer for review and revision of the Approved Plans and Specifications, if necessary. Upon such approval of a proposed Change Order, the Approved Plans and Specifications shall be deemed revised to incorporate the Change Order.

3.	COMPLETION OF IMPROVEMENTS: Tenant shall be solely responsible for insuring that the Tenant Improvements are constructed in accordance with the Approved Plans and Specifications.

4.
PAYMENT OF TOTAL COST: Tenant acknowledges and agrees that it shall be solely responsible for the payment of the Total Costs. Furthermore, Tenant acknowledges and agrees that in no event shall it allow any lien or other encumbrance or cloud on title of any nature whatsoever to be filed against the Building as a result of the Tenant Improvement work.

B. LANDLORD IMPROVEMENTS

5.
LANDLORD IMPROVEMENTS: Landlord agrees to construct, at its sole cost and expense, those improvements to the Premises (the “Landlord Improvements”) listed on the Scope of Work prepared by Structured Construction Co. dated as of February 19, 2001, attached hereto as Exhibit “F-l”. Landlord agrees to use commercially reasonable efforts to require the general contractor employed by Landlord to construct the Landlord Improvements (the “Landlord Improvement Contractor”) to complete the Landlord Improvements by July 1, 2001; provided, however, in no event shall the failure to complete the subject Landlord Improvements by said July 1, 2001 date constitute an event of default by Landlord hereunder, nor shall (i) Landlord be liable to Tenant for any damages which Tenant might incur as a result of Landlord Improvements not being completed by said July 1, 2001 date, or (ii) such failure delay the Commencement Date hereunder, as Base Rental and Additional Rental shall become due and payable beginning on the Commencement Date irrespective of the date of completion of the Landlord Improvements. Notwithstanding the foregoing, or any other provision contained herein to the contrary, Landlord acknowledges and agrees that in the event Landlord fails to substantially complete the subject Landlord Improvements within forty-two (42) days of the date this Lease is fully executed by each of Landlord and Tenant for any reason other than Tenant cause delays, then, in such event, the Base Rental and Additional Rental shall be abated day-for-day for each day beyond said forty-two (42) day period that Landlord fails to achieve such substantial completion. For the purposes hereof, substantial completion shall be deemed to have been obtained so long as the unfinished punchlist items do not, in the aggregate, exceed Five Thousand and No/100 Dollars ($5,000.00) in value. Tenant agrees to cooperate with Landlord’s efforts to complete construction of the Landlord Improvements in a timely manner and agrees that neither it, nor its employees, agents, representatives, contractors, or subcontractors shall interfere in any manner with work being conducted by Landlord or the Landlord Improvement Contractor or its subcontractors.

EXHIBIT F-1

STRUCTURED CONSTRUCTION CO.
(770) 452-0021
sconst@bellsouth.net
CONSTRUCTION PROPOSAL

Job: TENANT IMPROVEMENTS – OPTION 2

Location: 1325 Chastain Road
Suite 300

Attn: ANGIE WESTBROOKS

DESCRIPTION OF WORK	QUANTITY	UNIT	UNIT COST	ITEM TOTAL	LINE TOTAL
DEMOLITION					$347.00

Interior walls	32	lf	4.00	128.00
Carpet & base	460	sf	0.20	92.00
VCT & base	96	sf	0.70	67.20
Doors & frames	2	ea	15.00	30.00
Windows & frames	2	ea	15.00	30.00

PARTITIONS					$4,865.00

Interior walls to grid (9 ft)	71	lf	26.50	1,881.50
Interior walls thru grid (12 ft)	49	lf	35.00	1,715.00
Furr perimeter walls (10 ft)	14	lf	35.00	490.00
Cut openings	1	ea	85.00	85.00
Close up openings	1	ea	125.00	125.00
Window mull end caps	1	ea	35.00	35.00
Misc. touch up	1	ls	200.00	200.00
Insulation	741	sf	0.45	333.45

CEILINGS					$979.00

2x2 grid, tile & insulation	448	sf	1.85	828.80
Tie in ceiling grid	1	ls	150.00	150.00

CARPENTRY					$1,620.00

Doors & frames	4	ea	295.00	1,180.00
Doors & frames (relocate)	2	ea	55.00	110.00
Window & frames (relocate)	2	ea	55.00	110.00
Closers	1	ea	115.00	115.00
Locksets	3	ea	35.00	105.00

PAINT/ WALLCOVERING					$1,533.00

2 coats flat paint	2,772	sf	0.25	693.00
2 coats eggshell paint	1,053	sf	0.28	294.84
Doors & frames	7	ea	35.00	245.00
Frames	2	ea	25.00	50.00
Touch up outside of building	1	ls	250.00	250.00

STRUCTURED CONSTRUCTION CO.
(770) 452-0021
sconst@bellsouth.net
CONSTRUCTION PROPOSAL

DESCRIPTION OF WORK	QUANTITY	UNIT	UNIT COST	ITEM TOTAL	LINE TOTAL
MISCELLANEOUS					$16,827.00
Final Clean	1	ls	200.00	200.00
Plywood backboards	1	ea	45.00	45.00
Construction clean up / dumpsters	1	ea	425.00	425.00
Concrete pits for levelers	3	ea	2,000.00	6,000.00
6’x8’ 25,000 lb mechanical pit levelers	3	ea	2,400.00	7,200.00
Plywood backboards	1	ea	45.00	45.00
Supervision	2	weeks	850.00	1,700.00
Clean warehouse floor (no seal)	1	ls	628.00	628.00
Permit	1	ls	584.00	584.00

SUB TOTAL					$72,995.00

CONTRACTOR OVERHEAD					$2,920.00

CONTRACTOR FEE					$5,840.00

TOTAL					$81,755.00

CLARIFICATIONS	Unit heaters existing to remain
No lighting circuits, heater circuits or control wiring included for freezer
No power company costs included if required
Transformer assumed to be able to support new service
Freezer is to be located near panel (100’ of service feeder allowed)
Low voltage by tenant
Landscaping by others
Pit levelers budgeted are by Serco

1325 CHASTAIN RD

SUITE 300

N 1025 SF

[GRAPHIC REMOVED HERE]

EXHIBIT “G”

LIEN SUBORDINATION AGREEMENT

THIS LIEN SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into by and between                              (“Tenant”), OAKMONT INDUSTRIAL GROUP I, L.P., a Georgia limited partnership (“Landlord”), and                      (“Lender”) as of the              day of                     , 200_.

Whereas, Landlord and Tenant have entered into that certain lease dated                      ,         , (the “Lease”) pursuant to which Tenant is leasing certain premises (the “Premises”) from Landlord;

Whereas, in connection with the Tenant obtaining a line of credit or receiving financing or refinancing with Lender relating to its business operations conducted at the Premises (“Tenant Financing”), Tenant has requested, and Landlord has agreed, subject to those conditions set forth below, to subordinate any and all lien rights which Landlord might have (the “Landlord’s Lien”) in and to the personal property located or to be located within the Premises (“Personal Property”) to any personal property liens of Lender.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord, Tenant and Lender hereby agree as follows:

1.
Notwithstanding any provision of the Lease to the contrary, Landlord’s Lien shall be subordinate and subject to the lien placed on the Personal Property by the Lender in connection with the Tenant Financing.

2.
If, during the term of the Lease, Tenant defaults in any of its obligations to Lender under the Tenant Financing and Lender desires to exercise its remedies with respect to the Personal Property, Landlord agrees:

a.
Provided the Lease or Tenant’s possession of the Premises has not been terminated, and only to the extent allowed by law, to allow Lender access to the Premises for a period not to exceed ten (10) days, during normal business hours (or such other hours as Landlord may reasonably direct), in order to remove or direct the removal of the Personal Property therefrom, without charge; and

b.	Provided the Lease or Tenant’s possession of the Premises has not been terminated, not to hinder the Lender’s actions in enforcing its liens and remedies with respect to the Personal Property.

3.
Lender hereby agrees that it shall indemnify and hold Landlord harmless from any liability, loss, cost, damage caused while in possession of the Premises and/or expenses (including, without limitation, Landlord’s attorneys’ fees) incurred by or asserted against Landlord arising out of any action by or on behalf of the Lender in connection with Lender’s enforcement action involving Tenant’s Personal Property.

4.	Lender hereby agrees that it shall be required to repair any damage to the Premises caused by Lender, or Lender’s agents, during the period in which it is in possession of the Premises.

5.	Lender, or Lender’s agents, shall not hold any auction or sale of the Personal Property on the Premises.

6.	Lender shall provide Landlord at least twenty-four (24) hours prior written notice if its intent to enter the Premises.

7.
Notices, requests or other communications required or permitted hereunder shall be in writing and shall be made by either (i) hand delivery, (ii) via reputable overnight courier service, or (iii) via certified or registered mail with postage prepaid, return receipt requested and addressed as follows:

a.	If to Landlord:

Oakmont Industrial Group I, L.P.
Suite 365
3520 Piedmont Road
Atlanta, Georgia 30305
Attn: Stephen L. Nelsen

b.	If to Lender:

c.	If to Tenant:

or elsewhere, as Landlord, Lender or Tenant may from time to time designate in writing, as provided above.

8.
The provisions of this Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises are located. This Agreement may not be modified or terminated orally, and shall benefit and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement has been executed by Tenant, Lender and the Landlord as of the day and year first written above.

LENDER:

By:

Name:

Title:

LANDLORD:		OAKMONT INDUSTRIAL GROUP I, L.P., a Georgia limited partnership

By: Oakmont Industrial Group, LLC, its general partner

By:
Name:
Title:

TENANT:	GARDEN FRESH RESTAURANT CORP., a Delaware corporation

By:

Name:

Title:

STRUCTURED CONSTRUCTION CO.
(770) 452-0021
sconst@bellsouth.net
CONSTRUCTION PROPOSAL

DESCRIPTION OF WORK	QUANTITY	UNIT	UNIT COST	ITEM TOTAL	LINE TOTAL

FLOORING					$2,324.00

Carpet (26 oz Bigelow)	107	sy	12.50	1,337.50
VCT	270	sf	1.25	337.50
Cova base	480	lf	1.05	504.00
Floor prep	1	ls	145.00	145.00

ELECTRICAL					$35.760.00

Demolition	1	ls
Duplex outlets	12	ea
Dedicated duplex outlets	1	ea
Duplex outlets GFI	1	ea
Phone / data boxes w/ pull strings	5	ea
2x4 lights (new)	5	ea
2x4 lights (relocate)	6	ea
Single pole switches	3	ea
4 way switches	3	ea
Exit / emergency combo light	1	ea
Emergency wall light	1	ea
400 W metal halid high bay lights (new)	7	ea
7 A 480 V charger outlets	5	ea
15 A 480 V charger outlets	1	ea
200 A service to freezer	1	ls
800 A 277/480 V service with main located on outside of building	1	ls
Back feed existing 200 A panel	1	ls
Permit	1	ls	35,760.00	35,760.00

HVAC					$5,205.00

New 2 ton split system	1	ea
Relocate diffusers as needed	1	ls
Service & start up existing units	3	ea
Permit	1	ls	4,755.00	4,755.00
Roof repair	1	ls	450.00	450.00

PLUMBING					$1,250.00

Relocate HC drinking fountain	1	ls	1,000.00	1,000.00
Concrete saw cut	1	ls
Concrete pour back	1	ls	250.00	250.00

FIRE PROTECTION					$2,285.00

Add & relocate heads as required	1	ls	2,285.00	2,285.00